SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]         Preliminary Proxy Statement
[ ]         Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
[X]         Definitive Proxy Statement
[ ]         Definitive Additional Materials
[ ]         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           FPIC INSURANCE GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

                   ------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)         Title of each class of securities to which transaction applies:
            --------------------------------------------------------------------

(2)         Aggregate number of securities to which transaction applies:
            --------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            --------------------------------------------------------------------

(4)         Proposed maximum aggregate value of transaction:
            --------------------------------------------------------------------

(5)         Total Fee Paid:
            --------------------------------------------------------------------

[ ]         Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)         Amount previously paid:

(2)         Form, schedule or registration statement no.:

(3)         Filing party:

(4)         Date filed:

                           FPIC INSURANCE GROUP, INC.
                           --------------------------


John R. Byers
President
Chief Executive Officer




                                 April 30, 2002




Dear Shareholder:

         On behalf of the board of directors and management of FPIC Insurance Group, Inc., I invite you to join us at our Annual Meeting of Shareholders Wednesday, June 5, 2002, at 10 a.m. Eastern Time, at the Omni Hotel, 245 Water Street, Jacksonville, Florida.

         The Annual Meeting will include a report on Company operations, followed by discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. We will also discuss other business matters properly brought before the meeting.

         At this year's Annual Shareholders Meeting, shareholders will vote on the election of seven directors and on amendments to the Company's stock option plans.

         Your vote is important. If you are unable to attend the meeting, please complete, date and sign your proxy card and return it in the enclosed envelope, so that your shares will be represented and voted at the meeting. Even if you plan to attend the meeting, you can vote in advance by returning a completed form of proxy.



                                  Yours truly,

                                  /s/ John R. Byers

                                  John R. Byers






       225 Water Street, Suite 1400 * Jacksonville, Florida 32202-5147 *
                      (904) 354-2482 * Fax (904) 475-1159

                           FPIC INSURANCE GROUP, INC.
                          225 Water Street, Suite 1400
                           Jacksonville, Florida 32202


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                TO THE SHAREHOLDERS OF FPIC INSURANCE GROUP, INC.


         The Annual Meeting of Shareholders of FPIC Insurance Group, Inc. (the "Company") will be held at the Omni Hotel, 245 Water Street, Jacksonville, Florida, Wednesday, June 5, 2002, at 10 a.m. Eastern Time. The purposes of the meeting are:

         1.     To elect seven directors to serve until their terms expire.
         2.     To vote on an amendment to the Director Stock Option Plan.
         3.     To vote on an amendment to the Omnibus Incentive Plan.
         4. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

         The board of directors has set April 10, 2002, as the record date for the meeting. This means that shareholders at the close of business on that date are entitled to:

         *      receive this notice of the meeting; and
         * vote, either by proxy or in person, at the meeting and any adjournments or postponements of the meeting.

         You are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, we encourage you to sign, date and return your proxy card before the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

                                       By order of the board of directors


                                      /s/ Roberta Goes Cown
                                      ------------------------------------------
                                      Roberta Goes Cown
                                      Corporate Counsel and Secretary

Jacksonville, Florida
April 30, 2002

         WE URGE EACH SHAREHOLDER TO PROMPTLY COMPLETE, SIGN AND RETURN
          THE ENCLOSED PROXY CARD. SEE OUR QUESTION AND ANSWER SECTION
                         FOR INFORMATION ABOUT VOTING.

                           FPIC INSURANCE GROUP, INC.
                          225 Water Street, Suite 1400
                           Jacksonville, Florida 32202


                                 April 30, 2002


                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 5, 2002



         Our board of directors is furnishing you this proxy statement to solicit your proxy to be voted at the 2002 Annual Meeting of Shareholders of FPIC Insurance Group, Inc. (the "Company"). The meeting will be held Wednesday, June 5, 2002, at the Omni Hotel, 245 Water Street, Jacksonville, Florida, at 10 a.m. Eastern Time. Your proxy may also be voted at any adjournments or postponements of the meeting.

         The Annual Report of the Company to its shareholders for the 2001 fiscal year and this proxy statement and form of proxy are being distributed on or about April 30, 2002 to shareholders entitled to vote.

         All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

         Only holders of record of shares of Common Stock at the close of business on April 10, 2002 are entitled to vote at the meeting, or at adjournments or postponements of the meeting. Each holder of record on the record date is entitled to one vote for each share of Common Stock held. At the close of business on April 10, 2002, there were 9,389,462 shares of Common Stock issued and outstanding.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING............................3

ELECTION OF DIRECTORS.........................................................5
   *  Board of Directors......................................................6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
   OWNERS, DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS........................10
   *  Section 16(a) Beneficial Ownership Reporting Compliance................12

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES........................13
   *  Report of the Audit Committee..........................................13

DIRECTORS' COMPENSATION......................................................17

EXECUTIVE COMPENSATION.......................................................18
   *  Summary Compensation Table.............................................18
   *  Option Grants .........................................................19
   *  Option Exercises.......................................................19
   *  Retirement Plans.......................................................20
   *  Certain Compensation Arrangements......................................22
   *  Compensation Committee Interlocks and Insider Participation............23
   *  Compensation Committee Report on Compensation..........................24

STOCK PERFORMANCE............................................................27
   *  Stock Performance Graph................................................28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................29

PROPOSAL TO AMEND THE DIRECTOR STOCK OPTION PLAN.............................31

PROPOSAL TO AMEND THE OMNIBUS INCENTIVE PLAN.................................34

INDEPENDENT ACCOUNTANTS .....................................................39
   *  Fees Incurred Relating to 2001 Services Performed by Principal
       Accountant............................................................40

SHAREHOLDER PROPOSALS........................................................40

ANNUAL REPORT ON FORM 10-K...................................................41

SOLICITATION OF PROXIES......................................................41

OTHER BUSINESS...............................................................41

APPENDIX A: FORM OF PROXY CARD AND VOTING INSTRUCTIONS.............Appendix A-1

EXHIBIT A: DIRECTOR STOCK OPTION PLAN...............................Exhibit A-1

EXHIBIT B: OMNIBUS INCENTIVE PLAN...................................Exhibit B-1

                              QUESTIONS AND ANSWERS
                          ABOUT THE MEETING AND VOTING


What is a proxy?

         A proxy is your legal designation of another person to vote stock you own. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. The enclosed proxy card names two officers of the Company as proxies for the 2002 Annual Meeting of Shareholders. These two officers are Pamela D. Deyo, vice president and controller, and Peggy A. Parks, assistant secretary. A representation of the proxy card for the 2002 Annual Meeting of Shareholders can be found at Appendix A.

What is a proxy statement?

         A proxy statement is a document that the federal securities laws and regulations require us to give you when we ask you to sign a proxy card designating each of Pamela D. Deyo and Peggy A. Parks as proxies to vote on your behalf. This year proxy statements are being distributed on or about April 30, 2002 to shareholders entitled to vote.

What is the difference between a shareholder of record and a shareholder who holds stock in street name?

* If your shares are registered in your name, you are a shareholder of record.
* If your shares are in the name of your broker or bank, your shares are held in street name.

What different methods can you use to vote?

* Via Proxy: All shareholders may vote by returning the enclosed proxy card; or
* In Person: All shareholders may vote in person at the meeting. If you wish to vote in person at the meeting and your shares of common stock of the Company are held in the street name of your broker, you must obtain a legal proxy from your broker in order to vote in person at the meeting.

What is the record date and what does it mean?

         The record date for the 2002 Annual Meeting of Shareholders is April 10, 2002. The board of directors, as required by law, establishes the record date. Each shareholder of common stock at the close of business on the record date is entitled:

*       to receive notice of the meeting; and
* to vote one vote for each share of common stock held on the record date, at the meeting and any adjournments or postponements of the meeting.

How can I change my vote after I return my Proxy Card?

         Shareholders can revoke a proxy and change their vote at any time before the final vote at the meeting by any one of the following three actions:

  *     giving written notice to the secretary of the Company;
  *     delivering a later dated proxy; or
  *     voting in person at the meeting.

Who counts the votes?

         The Company's transfer agent will tabulate the proxies. Roberta Goes Cown, corporate counsel and secretary of the Company, has been designated as the inspector of election for the 2002 Annual Meeting of Shareholders to certify the results of the tabulation.

What are your voting choices when voting for nominees standing for election through the enclosed proxy card?

         In voting on the election of seven nominees to serve until their terms expire, you may vote in one of the following ways:

  *     in favor of all nominees;
  *     withhold votes as to all nominees; or
  *     withhold votes as to specific nominees.

What vote is needed to elect directors?

         Directors will be elected by a plurality of the votes cast by the shareholders voting in person or by proxy at the meeting. A plurality of the votes, as distinguished from a majority, is the greatest number of votes cast by those voting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.
                                                ---

What are your voting choices when voting on each of the amendments to the Company's stock option plans through the enclosed proxy card?

         In voting on each of the amendments to the Company's stock option plans, you may vote in one of the following ways:

  *     in favor of the amendment;
  *     against the amendment; or
  *     abstain from voting on the amendment.

What votes are needed to approve each of the amendments?

         A majority of the votes cast by the shareholders voting in person or by proxy at the Annual Meeting of Shareholders will be necessary to approve the amendment to the Company's Director Stock Option Plan and the amendment to the Company's Omnibus Incentive Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THESE AMENDMENTS.
                                              ---

What if a shareholder does not specify a choice for a matter when returning a proxy?

         Shareholders should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies that are signed and returned will be voted FOR the election of all director nominees and FOR the amendments to the Company's stock option plans.

How are abstentions and broker non-votes counted?

         Abstentions occur when a shareholder who is entitled to vote a share of common stock of the Company chooses not to vote that share. Broker non-votes occur when a broker that holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instruction on the matter.

         Abstentions and broker non-votes will have no effect on business of the meeting that is of a routine nature and is properly presented at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the Company's votes at the 2002 Annual Meeting of Shareholders.

Where can I find the voting results of the Annual Meeting?

         The preliminary voting results will be announced at the meeting. The final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of fiscal year 2002 filed with the Securities and Exchange Commission.

                              ELECTION OF DIRECTORS

         The Company has a staggered board of directors, with three classes of directors that generally serve for terms of three years. The board of directors has determined that fourteen persons should serve as members.

         One member vacancy on the board of directors currently exists as a result of the death on January 11, 2002 of J. Stewart Hagen, M.D., one of the Company's directors. Dr. Hagen served as a director of the Company since its formation in 1996 and as a director of First Professionals Insurance Company, Inc. ("First Professionals"), formerly Florida Physicians Insurance Company, Inc., the Company's largest insurance subsidiary, since 1988. Dr. Hagen made a significant contribution to the Companies he served.

         The Company's Articles of Incorporation provide that the number of directors may be determined from time to time by resolution adopted by the affirmative vote of at least 75% of the entire board of directors. This number and its determination is exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes. No such Preferred Stock is outstanding. The Company's bylaws provide that the Company's president will always be nominated by the board of directors for election to the board of directors, whenever the president's term as a director expires or whenever the president is not a director. The board considers from time to time a possible increase in its number of directors for the purpose of adding additional areas of expertise to the board. Any new directorships created would be filled in accordance with Florida law and the Company's Articles of Incorporation.

         Members of the board of directors are required to be between 18 and 70 years of age; provided that (i) any director who is elected prior to becoming 70 years of age may complete his then current term as a director and (ii) any director serving as of January 10, 1998 who as of such date was older than 70 years of age, or who has or will become older than 70 years of age during his then current term as a director, will be eligible to serve one additional term as a director for the term commencing upon the termination of his then current term. As a result of such age requirement, one director, Curtis E. Gause, D.D.S., will be retiring from the Company's board upon completion of his 2002 term. Dr. Gause has served as a director of the Company since its formation in 1996 and served as a director of First Professionals from 1993 to 1999. Dr. Gause has made a significant contribution to the Companies he has served.

         Seven directors are to be elected at the 2002 Annual Meeting of Shareholders. Under Florida statutes, the classes of directors under a staggered board are to be as nearly equal in number as possible. Consequently, in order to comply with Florida statutes, five directors are being elected to hold office until 2005, or until their successors are elected and qualified, and two directors are being elected to hold office until 2004, or until their successors are elected and qualified. The persons designated for election in the 2005 class include four incumbent directors, Gaston J. Acosta-Rua, M.D., Guy T. Selander, M.D., David M. Shapiro, M.D., and James G. White, M.D., and one director nominee, Kenneth M. Kirschner. The persons designated for election in the 2004 class include one incumbent director, Gene C. Witherspoon, appointed to the board in July 2001, and one director nominee, Joan D. Ruffier.

         If, for any reason, any of the nominees is not a candidate when the election occurs, the enclosed Proxy may be voted for a substitute nominee. The board of directors does not anticipate that any nominee will not be a candidate. Further information regarding the nominees and incumbent directors is set forth below.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.
                                                ---


                BOARD OF DIRECTORS OF FPIC INSURANCE GROUP, INC.

Incumbent Directors Standing for Election in 2002 for Terms Expiring 2005

         Gaston J. Acosta-Rua, M.D., 64, is a neurosurgeon engaged in private practice in Jacksonville, Florida. Dr. Acosta-Rua has practiced medicine since 1971. Dr. Acosta-Rua has served as a director of the Company since its formation in 1996 and served as chairman of the board from 1996 to 1997. Dr. Acosta-Rua has served as a director of First Professionals since 1986 and served as chairman of First Professionals' board of directors from 1994 to 1997.

         Guy T. Selander, M.D., 66, is a family physician engaged in private practice in Jacksonville, Florida. Dr. Selander has practiced medicine since 1964. Dr. Selander also serves as chairman of the board of directors and a trustee of Memorial Hospital and as a trustee of Brooks Health Systems, both located in Jacksonville. Dr. Selander is also a past president of the Florida Medical Association ("FMA"). Dr. Selander has served as a director of the Company since its formation in 1996 and served as vice chairman of the board of directors of the Company from 1997 to 1999. He has also served as a director of First Professionals since 1989 and currently serves as chairman of the board of directors of First Professionals.

         David M. Shapiro, M.D., 48, is senior vice president of medical affairs of Surgis, Inc. ("Surgis"), an ambulatory surgery center management/development company located in Nashville, Tennessee. Prior to joining Surgis, Dr. Shapiro engaged in the private practice of anesthesiology in Ft. Myers, Florida. Dr. Shapiro began practicing medicine in 1986. Dr. Shapiro has served as a director of the Company and First Professionals since 1996. Dr. Shapiro is currently vice chairman of the board of directors of the Company.

         James G. White, M.D., 69, is engaged in the private practice of pediatric medicine in Ormond Beach, Florida. Dr. White has practiced medicine since 1966. Dr. White is a past president of the FMA and has served as a director of the Company since its formation in 1996 and as a director of First Professionals since 1986. Dr. White served as chairman of the board of directors of the Company from 1997 until 1999 and as chairman of the board of directors of First Professionals from 1997 to 2000.

Nominee Standing for Election for a Term Expiring 2005

         Kenneth M. Kirschner, 59, is a member of the law firm of Kirschner & Legler, P.A., located in Jacksonville, Florida. Mr. Kirschner began the practice of law in 1968. Since 1998, and prior to the formation of Kirschner & Legler, P.A., Mr. Kirschner was a partner in Holland & Knight, and subsequently, of counsel to LeBoeuf, Lamb, Greene & MacRae, L.L.P., both law firms located in Jacksonville, Florida. From 1985 until 1998, Mr. Kirschner was a partner with Kirschner, Main, Graham, Turner & Demont, also of Jacksonville, Florida. Prior to 1985, Mr. Kirschner was associated with Cleary, Gottlieb, Steen & Hamilton in New York and was a partner with Smith Hulsey & Busey of Jacksonville, Florida. As an attorney, Mr. Kirschner specializes in corporate and corporate governance matters, finance, and mergers and acquisitions. Mr. Kirschner has served on the boards of directors of several publicly owned \ corporations and on the boards of directors of several life and property and casualty insurance companies. Mr. Kirschner has also been a principal shareholder and a director, as well as an active executive officer in several business corporations.

Incumbent Director Standing for Election in 2002 for a Term Expiring 2004

         Gene C. Witherspoon, 49, is president and chief operating officer and a director of Anesthesiologists Professional Assurance Company ("APAC"), a wholly owned insurance subsidiary of the Company that specializes in providing professional liability insurance to anesthesiologists. Mr. Witherspoon also serves as a member of the board of directors of American Professional Assurance, Ltd. ("APAL"), a Cayman Islands reinsurance company, in which the Company has a 9.9% interest and as president and a director of APA Management, Inc. ("APAM"), a wholly owned subsidiary of APAL that specializes in the management and claims administration of professional liability insurance for anesthesiologists. In connection with the Company's acquisition of APAC in 1998, the Company, APAC and APAM entered into a Management Agreement pursuant to which APAM manages APAC's business (the "Management Agreement"). Under the APAC acquisition agreement, the Company agreed to cause a designee by APAM to be appointed to the Company's board, so long as the Management Agreement remains in effect. Mr. Witherspoon was appointed in July 2001 as APAM's designee. Mr. Witherspoon has agreed to resign his directorship upon the request of the board of directors should the Management Agreement terminate prior to the expiration of his term. Prior to joining APAC in 1989, Mr. Witherspoon served the insurance industry in several capacities, including serving as assistant director of Insurance Company Regulation with the Florida Department of Insurance. Mr. Witherspoon has served as a director of the Company since 2001.

Nominee Standing for Election in 2002 for a Term Expiring 2004

         Joan D. Ruffier, 62, currently serves on various state and community boards, including the University of Florida Foundation, where she served as president from 1998 until 2000, the University of Central Florida Foundation, Rollins College Board of Overseers and Shands Healthcare, Inc. Ms. Ruffier has also served on various corporate boards, including Florida Progress Corporation and its subsidiary, Florida Power Corporation, the Federal Reserve Bank of Atlanta, and SunTrust Bank, Orlando. Ms. Ruffier was general partner of Sunshine Cafes, located in Jacksonville, Florida, and Orlando, Florida, from 1987 until 1998. Prior to joining Sunshine Cafes, Ms. Ruffier was a certified public accountant with Colley, Trumbower & Howell in Orlando, Florida, from 1982 until 1986.

Incumbent Directors Whose Terms Expire in 2004

          John K. Anderson, Jr., 53, is executive vice president, treasurer, chief financial officer and secretary of American Heritage Life Investment Corporation, a life insurance company in Jacksonville, Florida, wholly owned by The Allstate Corporation. From 1993 until he joined American Heritage in January 1996, Mr. Anderson served as chief executive officer of E. G. Baldwin & Associates, Inc., a regional distributor of medical imaging products and services to hospitals and other medical providers based in Cleveland, Ohio. Prior to that, he was president and chief executive officer of Capitol American Life Insurance Company based in Cleveland, Ohio, and before that executive vice president and chief financial officer of Baptist Health Systems, Inc. in Jacksonville, Florida. Mr. Anderson is also a member of the board of directors of Baptist Medical Center Beaches. Mr. Anderson is a certified public accountant, a registered financial principal and a chartered life underwriter. Mr. Anderson has served as a director of the Company since 2001.

         James W. Bridges, M.D., 67, is chief of obstetrics and gynecology at the Economic Opportunity Family Health Center in Miami, Florida. Dr. Bridges also serves as chairman of the board of directors of North Shore Medical Center in Miami. Dr. Bridges has practiced medicine since 1967. Dr. Bridges has served as a director of the Company since its formation in 1996 and as a director of First Professionals since 1985.

         M. C. Harden, III, 49, has served as chairman of the board and president and as a principal of Harden & Associates, Inc., an insurance broker and risk management and employee benefits consultant, located in Jacksonville, Florida, since 1976. Mr. Harden also serves on a number of community and corporate boards, including the board of directors of Baptist Medical Center and the advisory boards of Jacksonville Wolfson Children's Hospital and Florida Bank of Jacksonville, NA. Mr. Harden is also a commissioner for the Jacksonville Economic Development Commission. Mr. Harden has served as a director of the Company since 2001.

Incumbent Directors Whose Terms Expire in 2003

         Richard J. Bagby, M.D., 61, is engaged in the private practice of diagnostic radiology in Orlando, Florida. Dr. Bagby has practiced medicine since 1972. In 2000, Dr. Bagby joined Boston Diagnostic Imaging as its medical director. Dr. Bagby is a past president of the FMA and has served as a director of the Company since its formation in 1996. Dr. Bagby has also served as a director of First Professionals since 1993 and currently serves as vice chairman of the board.

         Robert O. Baratta, M.D., 61, is president, chief executive officer and vice chairman of the board of directors of UltraStrip Systems, Inc. ("UltraStrip"). Prior to joining UltraStrip in 2001, Dr. Baratta engaged in the private practice of ophthalmology in Stuart, Florida, where he served as president and chairman of the board of directors of Stuart Eye Institute. Dr. Baratta began practicing medicine in 1973. He has served as a director of the Company since its formation in 1996 and has served as chairman of the board since 1999. Dr. Baratta also served as a director of First Professionals from 1993 to 2000.

         Louis C. Murray, M.D., 77, is a family physician engaged in private practice in Orlando, Florida. Dr. Murray has practiced medicine since 1954. Dr. Murray serves as a director of Shands Health Care Systems, Inc. and Home Health Services, Inc. Dr. Murray is also a past president of the FMA. Dr. Murray has served as a director of the Company since its formation in 1996 and served as a director of First Professionals from 1988 to 1999.

         John R. Byers, 47, is president and chief executive officer of the Company. Mr. Byers joined the Company in November 1998 as executive vice president and general counsel. In May 1999, he was elected secretary and in June 1999, he was further elected as chief operating officer. Mr. Byers was elected director, interim president and chief executive officer in July 2000. Mr. Byers was elected as president and chief executive officer of the Company in September 2000. Mr. Byers also serves as a director of each of the Company's four insurance subsidiaries and of Physicians' Reciprocal Insurers, a New York medical professional liability insurance reciprocal for which the Company provides reciprocal management services. Prior to joining the Company, Mr. Byers was a partner in the law firm LeBoeuf, Lamb, Greene & MacRae, L.L.P. from 1988 until 1998. Mr. Byers has served as a director of the Company since July 2000.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

         The following table sets forth the names of beneficial owners that own more than 5% of the Company's common stock as of December 31, 2001. Information with respect to the 5% beneficial owners and their holdings is based on the
Schedule 13Gs filed by such shareholders with the Securities and Exchange Commission.

                                                               Shares Beneficially      Percentage
                        Name of Beneficial Owner                      Owned            of Ownership
------------------------------------------------------------------------------------------------------

Dimensional Fund Advisors, Inc.  1                                   605,300              6.48%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

National City Corporation   2                                        596,395              6.39%
1900 East Ninth Street
Cleveland, Ohio  44114

Kestrel Investment Management Corporation   3                        537,800              5.76%
411 Borel Avenue, Suite 403
San Mateo, California 94402

Schneider Capital Management Corporation   4                         526,600              5.64%
460 East Swedesford Road, Suite 1080
Wayne, Pennsylvania 19087

Northhaven Management, Inc.   5                                      489,000              5.24%
200 Park Avenue, 39th Floor
New York, New York  10016

Fidelity Management & Research Company   6                           473,500              5.07%
82 Devonshire Street,
Boston, Massachusetts  02109

1 Dimensional Fund Advisors, Inc. ("Dimensional") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares. All shares reported are owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all the shares.
2 National City Corporation ("National") is the beneficial owner of 596,395 shares and possesses sole voting power with respect to 57,295 shares and sole dispositive power with respect to 582,095 shares. National City claims beneficial ownership of all such shares.
3 Kestrel Investment Management Corporation ("Kestrel") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. David J. Steirman and Abbott J. Keller are the sole shareholders of Kestrel. Kestrel has sole voting power with respect to 504,100 shares and sole dispositive power with respect to 537,800 shares. Mr. Steirman and Mr. Keller, as the sole share-holders of Kestrel, are also deemed to be beneficial owners of these shares.
4 Schneider Capital Management Corporation is the beneficial owner of 526,600 shares and possesses sole voting and dispositive power over such shares.
5 Northaven Management, Inc. is the beneficial owner of 489,000 shares and possesses sole voting and dispositive power over such shares.
6 Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and is a beneficial owner of 473,500 shares, as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund (the "Fund"), amounted to 473,500 shares. The Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, chairman of FMR Corp., through its control of Fidelity, has the sole power to dispose of the 473,500 shares. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

         The following table sets forth the beneficial ownership of the Company's common stock, including stock options that have vested or are exercisable within 60 days of March 31, 2002, by each of the directors and director nominees.

                                                                                     Shares
                                                                                  Beneficially   Percentage of
                Name of Beneficial Owner                                             Owned         Ownership 1
---------------------------------------------------------------------------------------------------------------------
Gaston J. Acosta-Rua, M.D. 2                                                         62,233             *
John K. Anderson, Jr.                                                                 2,500             *
Richard J. Bagby, M.D.  3                                                            47,078             *
Robert O. Baratta, M.D. 4                                                            74,386             *
James W. Bridges, M.D. 5                                                             34,000             *
John R. Byers  6                                                                    175,962           1.84%
Curtis E. Gause, D.D.S. 7                                                            17,000             *
M. C. Harden, III                                                                     4,000             *
Kenneth M. Kirschner                                                                  1,000             *
Louis C. Murray, M.D. 8                                                              42,901             *
Joan D. Ruffier                                                                          --            --
Guy T. Selander, M.D. 9                                                              40,533             *
David M. Shapiro, M.D. 10                                                            36,000             *
James G. White, M.D. 11                                                              41,433             *
Gene C. Witherspoon                                                                   2,000             *

All directors and director nominees as a Group (15 Persons) 12                      581,026           5.91%


* Less than 1.0% of the total of the Company's outstanding common stock.
1 Based on an aggregate of (i) the number of shares of the Company's common stock outstanding at March 31, 2002 and (ii) options vested as of March 31, 2002 or that are exercisable within 60 days of March 31, 2002.
2 Dr. Acosta-Rua disclaims beneficial ownership of 400 shares, which are owned by his wife. Dr. Acosta-Rua's beneficial ownership includes 33,333 shares that may be acquired upon the exercise of currently vested nonqualified options. Shares beneficially owned also include 1,200 shares held for Dr. Acosta-Rua's account in the Company's Deferred Compensation Plan and over which Dr. Acosta-Rua has sole dispositive power.
3 Dr. Bagby's beneficial ownership includes 33,333 shares that may be acquired upon the exercise of currently vested nonqualified options.
4 Dr. Baratta's beneficial ownership includes 33,333 shares that may be acquired upon the exercise of currently vested nonqualified options. Shares beneficially owned also include 6,902 shares held for Dr. Baratta's account in the Company's Deferred Compensation Plan and over which Dr. Baratta has sole dispositive power.
5 Dr. Bridges' beneficial ownership includes 30,000 shares that may be acquired upon the exercise of currently vested nonqualified options.
6 Mr. Byers' beneficial ownership includes 169,667 shares that may be acquired upon the exercise of currently vested options. Shares beneficially owned also include 620 shares held for Mr. Byers' account in the Company's Deferred Compensation Plan and over which Mr. Byers has sole dispositive power.
7 As a result of the Company's age requirement, Dr. Gause will be retiring upon completion of his 2002 term. Dr. Gause's beneficial ownership includes 14,000 shares that may be acquired upon the exercise of currently vested nonqualified options.

8 Dr. Murray's beneficial ownership includes 32,001 shares that may be acquired upon the exercise of currently vested nonqualified options.
9 Dr. Selander's beneficial ownership includes 33,333 shares that may be acquired upon the exercise of currently vested nonqualified options.
10 Dr. Shapiro's beneficial ownership includes 27,000 shares that may be acquired upon the exercise of currently vested nonqualified options.
11 Dr. White's beneficial ownership includes 33,333 shares that may be acquired upon the exercise of currently vested nonqualified options.
12 Includes 439,333 vested options of these directors. Also includes 400 shares owned by a relative of a director to which beneficial ownership is disclaimed.

         The following table sets forth the beneficial ownership of the Company's common stock, including stock options that have vested or are exercisable within 60 days of March 31, 2002, by each of the Company's current executive officers named in the Summary Compensation Table (other than Mr. Byers, who appears in the Director's table above).

                              Name of Beneficial Owner                             Shares Beneficially    Percent of Ownership 1
---------------------------------------------------------------------------------------------------------------------------------
Kim D. Thorpe 2                                                                        81,474                      *

David L. Rader 3                                                                       17,601                      *

Directors, director nominees and executive officers as a Group (17 Persons) 4         680,101                    6.88%

* Less than 1.0% of the Company's outstanding common stock.
1 Based on an aggregate of (i) the number of shares of the Company's common stock outstanding at March 31, 2002 and (ii) options vested as of March 31, 2002 or that are exerciseable within 60 days of March 31, 2002.
2 Mr. Thorpe, 46, was elected executive vice president and chief financial officer in November 1999. From 1998 until Mr. Thorpe joined the Company, he served as chief financial officer of First Colony Life Insurance Company, a subsidiary of GE Financial Assurance. Mr. Thorpe also served as a partner with Coopers & Lybrand, L.L.P. (now PricewaterhouseCoopers LLP) from 1993 until 1998 and served in the firm's Washington, D.C. office as co-leader of the Mid-Atlantic insurance practice. Mr. Thorpe's beneficial ownership includes 40,400 shares that may be acquired upon the exercise of currently vested options. Shares beneficially owned also include 38,774 shares held in the Company's 401(k) Plan, as to which Mr. Thorpe serves as Co-Trustee and over which he exercises voting power in such capacity, 648 shares of which are held in his individual 401(k) Plan account.
3 Mr. Rader, 55, rejoined First Professionals in September 1999 as president and chief operating officer and was elected chief executive officer in July 2000. Mr. Rader had previously served as attorney-in-fact for the Florida Physicians Insurance Reciprocal, an insurance reciprocal, and served as president and chief executive officer of Florida Physicians Insurance Company, Inc. (now named First Professionals Insurance Company, Inc.), which was formed in connection with the conversion of the reciprocal to a for-profit stock insurance company, from 1986 until 1990. Mr. Rader's beneficial ownership includes 14,001 shares that may be acquired upon the exercise of currently vested options.
4 Includes 493,734 vested options of directors, director nominees and the named executive officers. Also includes 400 shares owned by a relative of a director to which beneficial ownership is disclaimed.


              SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 and related regulations require executive officers, directors and persons who own more than 10% of the Company's common stock to:

        * File reports of their ownership and changes in ownership of common stock with the SEC and the NASDAQ National Market; and
        *       Furnish the Company with copies of the reports.

         Based solely on written representations from reporting persons and on our review of the Section 16(a) reports provided by those individuals, we believe that all filing requirements have been met during 2001.

                       MEETINGS OF THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

         The board of directors held seven meetings during 2001 and committees of the board held a total of eighteen meetings. Overall aggregate attendance at such meetings was 93%. Each director attended more than 75% of the aggregate of all meetings of the board of directors and the committees on which he served during 2001.

                               THE AUDIT COMMITTEE

         During 2001, the members of the audit committee of the board of directors were Drs. Acosta-Rua, Baratta, Murray and Shapiro (chairman) and Mr. Anderson. The audit committee is composed entirely of nonemployee Directors. This committee recommends selection of the Company's independent certified public accountants to audit the Company's consolidated financial statements and to perform professional services related to the audit. The committee reviews the scope and results of such audit and reviews the scope and results of procedures performed with respect to systems of internal controls and accounting policies and procedures. Pursuant to the 1999 recommendations of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and the rules of the Securities and Exchange Commission and the National Association of Securities Dealers ("NASD"), the Audit Committee recommended to the board an audit committee charter, which was approved by the board at its March 2000 meeting. The charter complies with the rules that are designed to improve disclosure related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies. The audit committee met seven times during 2001.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporated future filings, including this Proxy Statement, in whole or in part, the following section titled "Report of the Audit Committee" shall not be incorporated by reference into any such filings.


                          REPORT OF THE AUDIT COMMITTEE

         The audit committee of the Company presents this report on the responsibilities of the committee, the board of directors, the Company's management and its independent certified public accountants ("independent accountants") with respect to systems of internal control and the preparation and audit of its financial statements. The audit committee is composed of five directors, each of whom is considered independent, based on the business judgment of the Company's board of directors, as defined by Rule 4200 of the National Association of Securities Dealers' ("NASD") listing standards. The audit committee operates pursuant to a written charter adopted by the board of directors in March 2000.

         The audit committee assists the board of directors in its oversight of the Company's systems of internal control, the Company's preparation of its consolidated financial statements, the conduct of the annual audit of the Company and the relationship between the Company and its independent accountants. The board of directors, with the assistance of the audit committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

         As set forth in the committee's charter, management is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

         The independent accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of the Company's financial statements. The independent accountants express an opinion as to the conformity of the annual financial statements with accounting principles generally accepted in the United States of America and also review the Company's interim financial statements.

         In the performance of its oversight function, the committee has reviewed and discussed the unaudited quarterly and audited financial statements with management and the independent accountants. The committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, including disclosures with respect to other non-audit services provided by the independent accountants. The committee has considered whether the provision of all non-audit services by the independent accountants to the Company is compatible with maintaining the independent accountants' independence and has discussed such independence with the Company's independent accountants.

         Members of the committee are not employees of the Company and, as such, it is not the duty or responsibility of the committee or its members to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the committee rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by officers or employees of the Company, legal counsel, independent accountants or other persons with professional or expert competence. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, policies or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements by the Company's independent accountants has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company's independent accountants are in fact "independent."

         During the year 2001, the committee met with members of the Company's senior management and its independent accountants, PricewaterhouseCoopers, LLP at each of its meetings. The committee's chairman and members of senior management of the Company establish the committee's agenda, which includes review by the committee of public announcements prior to their being made public. The committee's agenda also includes private sessions with the Company's independent accountants. During 2001, private sessions were held at three of the committee's seven meetings, during which candid discussions of financial management, accounting and internal control issues took place.

         In reliance upon the reports, reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee, certain of which are referred to above and in the Charter, the committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                Audit Committee Report
                                Submitted by:

                                David M. Shapiro, M.D., Chairman
                                Gaston J. Acosta-Rua, M.D.
                                John K. Anderson, Jr.
                                Robert O. Baratta, M.D.
                                Louis C. Murray, M.D.



                         THE BOARD GOVERNANCE COMMITTEE

         During 2001, the members of the board governance committee of the board of directors were Drs. Acosta-Rua, Bagby, Baratta (chairman) and Hagen and Mr. Byers. Until March 2000, the Company had a nominating committee with responsibility for recommending qualified candidates to fill vacancies on the board of directors. Beginning March 2000, the nominating committee was replaced by the board governance committee, the responsibilities of which were expanded to include determination of remuneration of board members, oversight of the Director Stock Option Plan and development and implementation of a method of evaluating the Company's board, its committees and the Company's chief executive officer. The board governance committee met four times during 2001. Dr. Gause joined the committee in January 2002, as a result of the death of Dr. Hagen on January 11, 2002.


                      THE BUDGET AND COMPENSATION COMMITTEE

         The members of the budget and compensation committee of the board of directors, during 2001 and currently, are Drs. Acosta-Rua, Bagby, Bridges, Selander (chairman) and Shapiro and Mr. Anderson. The budget and compensation committee is composed entirely of nonemployee directors. During 1999, this committee reviewed and determined the compensation of the Company's executive officers and directors, and it administered the Company's stock option and benefit plans. Beginning March 2000, determination of remuneration of directors and oversight of the Company's Director Stock Option Plan became the responsibility of the board governance committee. The compensation committee also establishes budgetary guidelines and processes for the Company, the board and board committees and oversees the budgeting function. The budget and compensation committee met three times during 2001. For more detailed information regarding the committee's administration of the company's executive compensation program, please refer to the committee's report on compensation beginning on page 24 of this Proxy Statement.

                                BYLAWS COMMITTEE

         The members of the bylaws committee of the board of directors, during 2001 and currently, are Drs. Gause (chairman) and Murray and Messrs. Harden and Witherspoon. This committee interprets the Company's bylaws if questions arise and reviews the bylaws from time to time to determine if changes are appropriate for legal or operational purposes. The bylaws committee did not meet during 2001.

                             THE EXECUTIVE COMMITTEE

         During 2001, the members of the executive committee of the board of directors were Drs. Baratta (chairman), Hagen, Selander, Shapiro and White and Mr. Byers. This committee may exercise the powers of the board of directors whenever the chairman of the board determines that it is not practical for the full board of directors to meet and action is required to be taken on matters that the chairman determines to be of an urgent nature. The executive committee did not meet during 2001, but executed one unanimous written consent in lieu of meeting. The committee currently has one member vacancy as a result of the death of Dr. Hagen on January 11, 2002.

                            THE INVESTMENT COMMITTEE

         During 2001, the members of the investment committee of the board of directors were Drs. Bridges, Gause, Hagen (chairman) and White and Messrs. Harden and Witherspoon. This committee oversees the Company's investment policy with respect to portfolio investments and recommends such investment policy and portfolio investments to the board of directors for its approval. The investment committee met four times during 2001. The committee currently has one member vacancy as a result of the death of Dr. Hagen on January 11, 2002. Dr. Gause currently serves as chairman of the committee.

                             DIRECTORS' COMPENSATION

         During 2001, nonemployee members of the board of directors received annual compensation in two components: (i) an annual fee of $25,000 (subject to reduction as determined by the board in the event a director is absent from more than 25% of the board meetings during any calendar year), with the chairman receiving an additional $12,000 and the vice chairman receiving an additional $6,000, and (ii) annual grants of 5,000 options each issued pursuant to the Company's Director Stock Option Plan (with an exercise price equal to the market price of the Company's common stock on the date of grant and pro rata vesting over a three-year period), which grants are made as of the date of each annual shareholders' meeting. In addition, each director receives reimbursement for reasonable expenses incurred for attendance at meetings.

         In addition, under the Director Stock Option Plan, each new board member who is not an employee of the Company receives an initial grant of nonqualified options to purchase 5,000 shares of the Company's common stock. Such options are granted on the date the person first becomes a director of the Company and have an exercise price equal to the fair market value of the Company's common stock on the date of grant. The Director Stock Option Plan gives the board of directors the ability to make additional grants to members of the board of directors from time to time at its discretion.

         During 1999, the Company offered a Stock Purchase Incentive Program (the "Program") to its directors to encourage their ownership of the Company's stock. Under the Program, directors who purchased shares of the Company's common stock during the term of the Program were granted matching nonqualified stock options on a one-for-one basis, up to a maximum of 5,000 options per director. The Program began July 1, 1999 and terminated April 28, 2000. For transactions prior to November 6, 1999, the per share exercise price of options granted under the Program equaled the per share closing market price of the Company's common stock on November 6, 1999. For transactions on or after November 6, 1999 and until the end of the Program, the per share exercise price equaled the per share closing price of the Company's common stock on the date of the transaction. Options granted under the Program vest in three equal annual installments commencing on the first anniversary of the grant date. Options pursuant to the Program were granted under the Director Stock Option Plan.

         The Company also offers directors a nonqualified deferred compensation plan. Under this plan, directors may defer into the plan all or a portion of their fees earned as directors. Deferred fees will be paid, as adjusted for investment gains or losses, at such time in the future as specified by the participating director.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation during 2001 of the principal executive officer and the Company's two other executive officers, as defined by Rule 3b-7 of the Securities Exchange Act.

                                             Summary Compensation Table
--------------------------------------------------------------------------------------------------------------------
                                                                                   Long-Term
                                               Annual Compensation ($)            Compensation
                                       ----------------------------------------   ------------
                                                                                   Securities      All Other
 Name and Principal                                                 Other Annual   Underlying     Compensation
 Position                 Fiscal Year   Salary 1     Bonus          Compensation   Options (#)        ($)
--------------------------------------------------------------------------------  ----------------------------------
John R. Byers 2
President and                 2001      440,000     174,636              --           40,000         31,074     3
chief executive               2000      380,000     151,626              --           87,000         31,074     4
officer                       1999      350,000     100,485              --           60,000         24,125     5

Kim D. Thorpe 6
Executive vice                2001      300,000      99,225              --           20,000         25,644     7
president                     2000      260,000      86,453              --           70,600         24,644     8
and chief financial officer   1999       28,667      45,000              --           25,000             --

David L. Rader 9
President and chief           2001      290,000      94,439              --           20,000         24,299     10
executive  officer            2000      218,750      74,815              --           31,000         22,862     11
of First Professionals        1999       60,641      25,000              --               --             --

1 Includes compensation amounts earned during the fiscal year but deferred by the employee under the Company's 401(k) plan and benefits set aside pursuant to the Company's nonqualified deferred compensation plan.
2 Mr. Byers, 47, was elected executive vice president and general counsel of the Company in November 1998. In May 1999, Mr. Byers became secretary of the Company, and in June 1999, Mr. Byers was elected chief operating officer. In July 2000, Mr. Byers was elected as a director and interim president and chief executive officer. In September 2000, Mr. Byers was elected president and chief executive officer.
3 Includes the Company's contributions to the profit sharing plan of $17,000, the Company's matching contributions for the 401(k) plan of $4,250, contributions from the Company pursuant to the Company's nonqualified deferred compensation plan of $4,125 and $5,699 for the cost of an excess disability insurance policy.
4 Includes the Company's contributions to the profit sharing plan of $17,000, the Company's matching contributions for the 401(k) plan of $4,250, contributions from the Company pursuant to the Company's nonqualified deferred compensation plan of $4,125 and $5,699 for the cost of an excess disability insurance policy.
5 Includes the Company's contributions to the profit sharing plan of $16,000, the Company's matching contributions for the 401(k) plan of $4,000 and contributions from the Company pursuant to the Company's nonqualified deferred compensation plan of $4,125.
6 Mr. Thorpe, 46, became executive vice president and chief financial officer in November 1999.
7 Includes the Company's contributions to the profit sharing plan of $17,000, the Company's matching contributions for the 401(k) plan of $4,250, and $4,394 for the cost of an excess disability insurance policy.
8 Includes the Company's contributions to the profit sharing plan of $17,000, the Company's matching contributions for the 401(k) plan of $3,250, and $4,394 for the cost of an excess disability insurance policy.
9 Mr. Rader, 55, joined First Professionals in September 1999 as president and chief operating officer and was elected chief executive officer in July 2000.
10 Includes the Company's contributions to the profit sharing plan of $17,000, the Company's matching contributions for the 401(k) plan of $4,250 and $3,049 for the cost of an excess disability insurance policy.
11 Includes the Company's contributions to the profit sharing plan of $17,000, the Company's matching contributions for the 401(k) plan of $2,813 and $3,049 for the cost of an excess disability insurance policy.

                                  OPTION GRANTS

         The following table contains information concerning stock option grants during 2001 to the Company's chief executive officer and to the Company's two other executive officers, as defined by Rule 3b-7 of the Securities Exchange Act.

                                                                                              Potential Realizable Value at Assumed
                                                                                                    Annual Rates of Stock Price
                                                                                                  Appreciation for Option Term  1
                                 Individual Grants                                                  5%                   10%
                                                                                              --------------------------------------
          Name        Number of        % of Total
                      Securities        Options                       Market
                      Underlying       Granted to     Exercise or    Price on                 Stock     Dollar      Stock    Dollar
                       Options        Employees in    Base Price     Date of    Expiration    Price      Gain       Price     Gain
                      Grandted (#)        2001          ($/Sh)       Grant ($)     Date         $         ($)        ($)       ($)
------------------------------------------------------------------------------------------------------------------------------------

John R. Byers          40,000 2           19.6%         14.00         14.00       12/14/11     22.80    352,000     36.31    892,400
Kim D. Thorpe          20,000 2            9.8%         14.00         14.00       12/14/11     22.80    176,000     36.31    446,200
David L. Rader         20,000 2            9.8%         14.00         14.00       12/14/11     22.80    176,000     36.31    446,200


1 The Potential Realizable Values are calculated based on the fair market value of the Company's common stock on the date of grant, which is equal to the exercise price of options granted in fiscal 2001, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Values are net of the option exercise price. The assumed rates of appreciation are specified in rules of the Securities and Exchange Commission, and do not represent the Company's estimate or projection of its future stock price. Actual gains, if any, resulting from stock option exercises and common stock holdings are dependent on the future performance of the Company's common stock, overall stock market conditions and the option holder's continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.
2 One-third of the options granted on December 14, 2001 vest on the one-year anniversary of the grant date, with an additional one-third of the options vesting on each of the next two anniversaries of the grant date.

                                OPTION EXERCISES

         The following table shows stock option exercises during 2001 by the Company's chief executive officer and by the Company's two other executive officers, as defined by Rule 3b-7 of the Securities Exchange Act.

                            Option Exercises in Fiscal 2001 and
                            2001 Fiscal Year-End Option Values

                                           Number of Securities Underlying     Value of Unexercised In-The-Money
                                           Unexercised Options at 12/31/01           Options at 12/31/01 1
                                           -------------------------------------------------------------------------
                    Shares
                   Acquired
                    Upon        ($) Value
    Name           Exercise     Realized       Exercisable    Unexercisable     ($) Exercisable    ($) Unexercisable
--------------------------------------------------------------------------------------------------------------------

John R. Byers        --           --             169,000         118,000           139,357               298,518
Kim D. Thorpe        --           --              40,200          75,400           105,687               229,378
David L. Rader       --           --              10,333          40,667            30,343                78,682

1 Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option. The Value of Unexercised In-The-Money Options represents the difference between the exercise price of unexercised options and the closing market price of $14.90 on December 31, 2001 of the Company's common stock. The actual value of unexercised options fluctuates with market activity.

                                RETIREMENT PLANS

         The following table sets forth the maximum annual benefits payable in the form of a straight life annuity under the Company's qualified defined benefit plan (the "Retirement Plan") and, if eligible, the Company's Excess Benefit Plan (the "Excess Benefit Plan") to an officer or employee retiring at age 65 with the specified combination of final average compensation (the average of the five consecutive years of compensation that give the highest average out of the ten latest years) and years of credited service. The benefit accrual rate is higher for compensation in excess of the Social Security wage base. For 2002, the Social Security wage base is $84,900. The amounts shown in the Pension Plan Table attributable to the Retirement Plan and Excess Benefit Plan, if applicable, were calculated using Social Security covered compensation levels based upon the average age of three executives and have been calculated without reflection of the current limit of $200,000 on includible compensation. Mr. Byers is covered by the Retirement Plan, but not the Excess Benefit Plan. As of December 31, 2001 the credited Years of Service under the Retirement Plan of the following officers were as follows: Mr. Rader - fourteen years; Mr. Byers - three years; Mr. Thorpe - two years. Generally, compensation for purposes of the Retirement Plan and the Excess Benefit Plan includes salary and annual bonus, as reported in the Summary Compensation Table, as well as compensation that is contributed by the Company pursuant to a salary reduction agreement and that is not currently includible in the individual's gross income by reason of the application of certain provisions of the Internal Revenue Code of 1986, as amended, (the "Code").

         The amounts listed in the Pension Plan Table are not subject to any deduction for Social Security or any other offset amounts.

                              PENSION PLAN TABLE

        Average                     Years of Service
      Compensation        5                10                15
     --------------  ----------------------------------------------------
       $ 200,000      $ 11,660          $ 23,320         $ 34,980
         300,000        18,660            37,320           55,980
         400,000        25,660            51,320           76,980
         500,000        32,660            65,320           97,980
         600,000        39,660            79,320          118,980
         700,000        46,660            93,320          139,980
         800,000        53,660           107,320          160,980
         900,000        60,660           121,320          181,980

         The Retirement Plan is a funded, tax-qualified, noncontributory plan that covers substantially all of the Company's employees including executive officers. For the current year ending December 31, 2002, federal law limits the annual retirement benefit payable under the Retirement Plan to $160,000 and the maximum covered compensation is limited to $200,000. The total number of years of service that may be taken into consideration under the Retirement Plan is limited to fifteen years. Optional forms of payment available under the Retirement Plan for a benefit commencement date prior to age 65 may result in substantially reduced payments to any employee electing such an option.

         The Excess Benefit Plan provides a means of equalizing the benefits of those employees participating in the Retirement Plan, other than those individuals covered under the Supplemental Executive Retirement Plan ("SERP"), whose funded benefits under the Retirement Plan are or will be limited by the application of the Employee Retirement Income Security Act of 1974 ("ERISA"), the Code, or any applicable law or regulation. The Excess Benefit Plan is a nonqualified plan, and benefits payable under the Excess Benefit Plan are not funded and are payable out of the Company's general funds.

         The SERP is an unfunded nonqualified plan. The SERP provides Mr. Byers, who has been selected as a participant by the Compensation Committee, with income at retirement. A participant in the SERP is eligible to retire and receive a retirement benefit beginning on the earlier of such participant's (i) early retirement date, (ii) disability retirement date or (iii) normal retirement date. The retirement benefit at the normal retirement date equals 60% of preretirement compensation (averaged over the highest three consecutive years of service), less Retirement Plan and all predecessor plans' benefits and Social Security benefits, multiplied by the percentage of benefits vested. Compensation for purposes of the SERP includes the salary of a participant as reported in the Summary Compensation Table, but does not include bonuses. The early retirement benefit equals the retirement benefit at the normal retirement date, reduced by an early retirement factor for each month a participant's early retirement date occurs prior to such participant's normal retirement date. A participant terminating employment due to a permanent and total disability will be eligible for a disability retirement benefit equal to 60% of preretirement compensation, less Retirement Plan and all predecessor plans' benefits and Social Security benefits. In the event of the participant's death prior to retirement, such participant's surviving spouse will be eligible to receive a death benefit equal to 50% of the retirement benefit the participant would otherwise have been eligible to receive. Benefits attributable to the SERP are subject to reduction for Social Security benefits received by participants. The estimated annual retirement benefits for Mr. Byers were calculated using 2001 base salary; Social Security benefits were based on the maximum benefits payable for an individual retiring at age sixty-five in 2001; and Retirement Plan benefits were based on 2001 base salary, including bonuses, assuming fifteen years of service. The estimated annual retirement benefit from the SERP on December 31, 2001 is $26,451 for Mr. Byers.

         The Company's qualified defined contribution plan has two components. The Company allows employees to contribute up to 12.5% of their compensation earned during the plan year, of which up to 2.5% is matched 100% by the Company. In addition, the Company may make a discretionary contribution of up to 10% of each participant's compensation for the plan year.

         The Company also offers a nonqualified deferred compensation plan to key employees selected by the board of directors who are participants in the Company's qualified defined contribution plan, whose contributions are limited by the Code. Mr. Byers currently participates in this plan. In this plan, key employees may defer into the plan all or a portion of their compensation. In addition, the Company, at the discretion of the board of directors, may match the contributions made by key employees and may also make discretionary incentive contributions for key employees. Participants' account balances generally will be paid, as adjusted for investment gains or losses, following termination of employment. The Company contributed $4,125 for Mr. Byers for the 2001 calendar year.

                        CERTAIN COMPENSATION ARRANGEMENTS

                              EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements (the "Employment Agreements") with Messrs. Byers, Thorpe and Rader. The Employment Agreements provide for a minimum annual salary and the opportunity for annual salary increases, incentive compensation and other compensation and perquisites as approved by the board of directors.

         Mr. Byers' Employment Agreement is for a term of three years and may be extended for an additional year by the board of directors prior to the end of each year. The term of Mr. Byers' employment under his Employment Agreement has been so extended each year and currently continues through December 31, 2004. If the board of directors does not extend the Employment Agreement by the end of any year, Mr. Byers may terminate his employment by providing at least 90 days written notice of such termination. Upon such termination, Mr. Byers would continue to receive his annual salary and benefits for the remaining term of his Employment Agreement or until commencing work for a competing company. Under the Employment Agreement, Mr. Byers' minimum annual salary for 2002 is $455,500. Mr. Byers may also terminate his employment in the event of a constructive discharge and continue to receive annual salary and benefits for the remaining term of his Employment Agreement. In the event that payments or benefits under the Employment Agreement are subject to the excise tax imposed by Section 4999 of the Code or any interest, penalty or addition to tax with respect to such excise tax, the Employment Agreement provides for cash gross up payments intended to put Mr. Byers in the same position as though no excise tax, penalty or interest had been imposed upon or incurred as a result of any payment or benefits.

         Mr. Thorpe's Employment Agreement is for a term of two years and may be extended for an additional year by the board of directors prior to the end of each year. The term of Mr. Thorpe's employment under his Employment Agreement has been so extended and currently continues through December 31, 2003. If the board of directors does not extend the Employment Agreement by the end of any year, Mr. Thorpe may terminate his employment by providing at least 90 days written notice of such termination. Upon such termination, Mr. Thorpe would continue to receive his annual salary and benefits for the remaining term of his Employment Agreement or until commencing work for a competing company. Under the Employment Agreement, Mr. Thorpe's minimum annual salary for 2002 is $310,500. Mr. Thorpe may also terminate his employment in the event of a constructive discharge and continue to receive annual salary and benefits for the remaining term of his Employment Agreement.

         Mr. Rader's Employment Agreement is for a term of two years and may be extended for an additional year by the board of directors prior to the end of each year. The term of Mr. Rader's employment under his Employment Agreement currently continues until December 31, 2003. If the board of directors does not extend the Employment Agreement by the end of any year, Mr. Rader may terminate his employment by providing at least 90 days written notice of such termination. Upon such termination, Mr. Rader would continue to receive his annual salary and benefits for the remaining term of his Employment Agreement or until commencing work for a competing company. Under the Employment Agreement, Mr. Rader's minimum annual salary for 2002 is $300,000. Mr. Rader may also terminate his employment in the event of a constructive discharge and continue to receive annual salary and benefits for the remaining term of his Employment Agreement.

                              SEVERANCE AGREEMENTS

         The Company has entered into severance agreements (the "Severance Agreements") with Messrs. Byers and Thorpe. The Severance Agreements, which apply in the case of a change of control of the Company, provide that if at any time during the coverage period, as defined under the Severance Agreements, the employment of an individual covered under the Severance Agreements is terminated by the Company for any reason other than cause, death or disability, or by such individual in the event of a constructive discharge, the Company will pay severance in a lump sum cash amount equal to three times the sum of such individual's (i) annual salary and (ii) the greater of the target bonus opportunity for the current calendar year or the average of the annual bonuses for the three prior calendar years. In the event that payments or benefits under the Severance Agreements are subject to the excise tax imposed by Section 4999 of the Code or any interest, penalty or addition to tax with respect to such excise tax, the Severance Agreements provide for cash gross up payments intended to put Messrs. Byers and Thorpe in the same position as though no excise tax, penalty or interest had been imposed upon or incurred as a result of any payment or benefits.

         If Messrs. Byers and Thorpe are entitled to receive benefits under both their Employment Agreements and their Severance Agreements, then each will be permitted to select and receive benefits under either his Employment Agreement or his Severance Agreement, but not benefits from both the Employment Agreement and the Severance Agreement.


                             COMPENSATION COMMITTEE
                                 INTERLOCKS AND
                              INSIDER PARTICIPATION


         During fiscal year 2001, no executive officer of the Company served as a director of, or as a member of the compensation or equivalent committee of, any other entity, one of whose executive officers served on the board of directors' compensation committee or otherwise as a member of the board of directors.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporated future filings, including this Proxy Statement, in whole or in part, the following "Committee Report on Compensation" shall not be incorporated by reference into any such filings.

                        COMMITTEE REPORT ON COMPENSATION

         This report on the responsibilities of the Company's budget and compensation committee of the board of directors, relating to the compensation of the Company's employees, its chief executive officer ("CEO") and its named executive officers, is presented by the budget and compensation committee. The budget and compensation committee of the Company is composed of six outside directors and operates pursuant to a written charter. The committee retains independent consultants from time to time to assist in its assessment of compensation programs.

         Goal of the compensation committee. The goal of the committee is to establish remuneration in an appropriate, fair manner, with compensation that is linked to the Company's strategic business objectives and further, is justifiable, comparable and provides incentives for retention and longevity.

         Philosophy of the compensation committee. The committee's philosophy on the incentive components of compensation includes the establishment of performance goals. Such variable compensation provides for award opportunities based on individual performance, corporate performance and on the individual's ability to affect the Company's annual results and market competitiveness. Such variable compensation is further designed to attract and retain high-performing executives focused on increasing shareholder value and Company performance.

         Structure of the Compensation Program. The Company's executive compensation program is structured to include base salary, annual bonus, long-term compensation and retirement and disability benefits. Each component is designed in relation to the other components to offer management competitive remuneration and incentives to enhance shareholder value. During 2001, Executive officers were also eligible for other employee benefits as set forth in the Summary Compensation Table on page 18 of this Proxy Statement.

         Base Salary. Base salary, for executives, was established at a level that the compensation committee believes is both appropriate and consistent within the industry and relative to other peer companies. For 2001, the base salaries of executive officers named in the Summary Compensation Table ranged from 71% to 75% of their total annual cash compensation (base salary plus bonus). There are many criteria used in determining the appropriate executive salary level, including, but not limited to, contribution to performance, scope of responsibility, productivity, expense and risk control, management development and strategic planning.

         Bonus Program. The Company's bonus program provides for the establishment of a bonus pool as a direct incentive to improve financial results of the Company. This bonus program is assessed through a formal evaluation of overall Company performance and special circumstances, which includes, but was not limited to, targets in 1) operating earnings, 2) return on equity and, 3) premium growth, as well as a subjective evaluation of each employee in the areas of, among others, quality of work, reliability, initiative and creativity. The maximum formula bonus for all employees was determined as a percentage, ranging from 6% to 45% of base salary. For the president and chief executive officer, the maximum bonus award, as a percentage of base salary, is 45%. Based on the Company's financial performance in 2001, actual bonus percentages for the year ranged from approximately 5% to 37.5% of base salary.

         Long-Term Incentive Compensation. Long-term incentive compensation for executives is designed to motivate and reward the creation of long-term shareholder value by linking executive compensation with gains realized by shareholders. Through the Company's Omnibus Incentive Plan, the Company grants from time to time stock options to the Company's executives and other employees. The Company also offers an Employee Stock Purchase Plan and an option under its 401(k) plan for the Company's executives and other employees to purchase the Company's common stock.

         During 2000, the Company offered a Stock Purchase Incentive Program ("the Program") to eligible employees, including executive officers, to encourage ownership of the Company's stock. Under the Program, employees who purchased shares of the Company's common stock in the open market during the term of the Program were granted matching nonqualified stock options on a one-for-one basis, up to the maximum of 5,000 options per employee. The Program began January 22, 2000 and ended April 28, 2000. Option grants under the Program were made as of May 1, 2000 at a per share exercise price equal to the per share closing market price of the Company's common stock as of May 1, 2000. Options granted under the Program will vest in three equal annual installments commencing on the one-year anniversary of their grant. Options under this Program were granted under the Omnibus Incentive Plan.

         Retirement and Disability Benefits. Also included in the Company's overall compensation package for its executive officers are various employee benefits, including retirement and disability benefits. Generally, the benefits offered to such persons serve a different purpose than do the other components of compensation. In general, these benefits provide protection against financial loss that can result from illness, disability or death. Benefits offered to executive officers are similar to those that are offered to the Company's other employees, with some variation primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

         Each year the compensation committee reviews executive compensation to ensure that such compensation programs are aligned with the Company's long and short-term performance goals and objectives. The compensation committee will also consider, as part of this review, any changes in laws and regulations governing compensation programs and will often seek advice from counsel and other independent third parties.

         Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code") limits the Company's ability to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to individual officers named in the Summary Compensation Table unless such compensation is "performance-based." The amount of compensation paid to each of the named officers during fiscal year 2001 was less than $1 million. It is possible for the

     Company to compensate or make awards that may either qualify or not qualify as performance-based compensation deductible under Section 162(m). The compensation committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

         The board of directors believes the Company has implemented an executive compensation policy that serves to retain, motivate and reward management while aligning management's interests closely with those of the Company and its shareholders. The board of directors has neither modified nor rejected, in any material way, any action or recommendations of the Committee. The Company's compensation policies reflect the advice of an independent executive compensation consultant who is retained from time to time to review the Company's compensation practices.

                               Budget and Compensation Committee
                               Report Submitted by:

                               Guy T. Selander, M.D., Chairman
                               Gaston J. Acosta-Rua, M.D.
                               John K. Anderson, Jr.
                               Richard J. Bagby, M.D.
                               James W. Bridges, M.D.
                               David M. Shapiro, M.D.

                                STOCK PERFORMANCE


         The following graph compares the cumulative total return for the Company's common stock, the Russell 2000 index and two custom peer groups for the period August 1, 1996 (first day of public trading of the Company's common stock on The Nasdaq National Market) through December 31, 2001, unless otherwise noted.

         The FPIC 2001 custom peer group, which is indicated on the performance graph by a single asterisk ("*"), represents a new peer group that comprises performance data for American Physicians Capital, Inc. (since December 8, 2000 as a result of its initial public offering of stock); Medical Assurance, Inc. (through June 26, 2001 as a result of its merger with Professionals Group, Inc. to form ProAssurance Corporation); MIIX Group, Inc. (since July 30 1999 as a result of its initial public offering of stock); ProAssurance Corporation (since June 27, 2001 as a result of the merger of Medical Assurance, Inc. and Professionals Group, Inc.); Professionals Group, Inc. (through June 26, 2001 as a result of its merger with Medical Assurance, Inc. to form ProAssurance Corporation); St. Paul Companies, Inc., and SCPIE Holdings, Inc. (since January 30, 1997 as a result of its initial public offering of stock).

         The FPIC 2000 custom peer group, which is indicated on the performance graph by a double asterisk ("**"), represents the peer group previously reported and comprises performance data for Frontier Insurance Group, Inc. (through November 29, 2001, as a result of its agreement to voluntary rehabilitation with the New York State Department of Insurance); MMI Companies, Inc. (through April 17, 2000, as a result of its acquisition by St. Paul Companies, Inc.); Medical Assurance, Inc. (through June 26, 2001, as a result of its merger with Professionals Group, Inc. to form ProAssurance Corporation); ProAssurance Corporation (since June 27, 2001 as a result of the merger of Medical Assurance, Inc. and Professionals Group, Inc.); Professionals Group, Inc. (through June 26, 2001, as a result of its merger with Medical Assurance, Inc. to form ProAssurance Corporation) and St. Paul Companies, Inc.

         The FPIC 2001 custom peer group is selected as a result of changes in the FPIC 2000 custom peer group companies that effect the performance graph, as noted above, including the voluntary rehabilitation of Frontier Insurance Group, Inc., the acquisition by St. Paul of MMI Companies, Inc. and the merger of Professionals Group, Inc. and Medical Assurance, Inc. to form ProAssurance Corporation.

         The graphs assume an investment on August 1, 1996 of $100 in each of the Company's common stock, the stocks comprising the Russell 2000 index and the common stocks of the two custom peer groups of companies. The graph further assumes that all paid dividends were reinvested. The Russell 2000 index and the two peer groups are weighted by market capitalization. SNL Financial LC of Charlottesville, Virginia, prepared the calculations for the information below.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporated future filings, including this Proxy Statement, in whole or in part, the information provided herein regarding "Stock Performance" shall not be incorporated by reference into any such filings.


                            [STOCK PERFORMANCE GRAPH OMITTED]


                                                                                 Period Ending
                                      ----------------------------------------------------------------------------------------------
Index                                  12/31/96        12/31/97         12/31/98         12/31/99         12/31/00         12/31/01
------------------------------------------------------------------------------------------------------------------------------------
FPIC Insurance Group, Inc.              100.00          215.74           354.17           123.61            68.06           109.63
Russell 2000                            100.00          122.36           119.25           144.60           140.23           143.71
FPIC 2001 Custom Peer Group*            100.00          146.92           132.63           127.32           195.15           168.21
FPIC 2000 Custom Peer Group**           100.00          139.52           121.41           111.46           175.55           147.68


*The 2001 Custom Peer Group includes ProAssuarnce Corporation, MIIX Group, Inc., SCPIE Holdings, Inc., American Physicians Capital, Inc., St. Paul Companies, Inc., as well as historical data for Medical Assurance, Inc., and Professionals Group, Inc.

**The 2000 Custom Peer Group includes ProAssurance Corporation, St. Paul Companies, Inc. as well as historical data for Frontier Insurance Group, Inc., MMI Companies, Inc., Medical Assurance, Inc., and Professionals Group, Inc.

                              CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS


         Pursuant to the bylaws of First Professionals, the FMA recommends to First Professionals' board of directors three nominees for First Professionals' board each year. Current directors of First Professionals who were recommended for their current terms on First Professionals' board by the FMA and are also members of the Company's board are Drs. Bagby and Shapiro. Dr. Bagby is vice chairman of the FMA delegation to the American Medical Association. Dr. Shapiro is a nonvoting member of the FMA board of governors and chairs the membership committee. Terence P. McCoy, M.D., a director of First Professionals, was also recommended by the FMA. Dr. McCoy, a physician specializing in family practice, is the immediate past president of the FMA and a voting member of the FMA board of governors.

         The FMA and First Professionals are parties to an Endorsement
Agreement pursuant to which the FMA exclusively endorses First Professionals' medical professional liability insurance program and cooperates with First Professionals' marketing efforts. Under such agreement, which continues through June 30, 2002, First Professionals pays the FMA a minimum of $500,000 per year with such amount increasing if certain premium or revenue targets are met by First Professionals or its affiliates. The Company has agreed in principle to enter into an exclusive endorsement agreement with the FMA for a five-year term, beginning July 1, 2002, under which the Company agrees to pay the FMA $500,000 per year.

         Pursuant to First Professional's bylaws, the Florida Dental Association ("FDA") recommends to First Professionals' board of directors a nominee for First Professional's board each year. H. Raymond Klein, D.D.S., a practicing pediatric dentist, currently serves as the FDA's recommended nominee on First Professionals' board. The FDA has an insurance agency that receives commissions from First Professionals as a result of a related Agency Agreement. Commission expense paid to the FDA's insurance agency as a result of such agency relationship, including related expenses, totaled approximately $704,000 for fiscal year 2001. The FDA and First Professionals are parties to an Endorsement and Sponsorship Agreement pursuant to which the FDA exclusively endorses First Professionals' dental professional liability insurance program and cooperates with First Professionals' marketing efforts.

         M. C. Harden, III, has served as a director since 2001. Mr. Harden is also chairman of the board and president and a majority shareholder of Harden & Associates, Inc. ("Harden & Associates"), an insurance broker and risk management and employee benefits consultant, located in Jacksonville, Florida. Harden & Associates acts as an agent for First Professionals, the Company's largest insurance subsidiary, and to a lesser extent for APAC, another of the Company's insurance subsidiaries. Commission expense incurred by the Company and commission income earned by Harden & Associates as a result of such agency relationship totaled approximately $196,000 for fiscal year 2001. Harden & Associates also acts as a broker for the Company in the procurement of various business insurance coverages. Brokerage fees earned by Harden & Associates as a result of its brokerage relationship with the Company were less than $60,000 for fiscal year 2001.

         Kenneth M. Kirschner is a 2002 director nominee for election to the Company's board of directors to serve until 2005 or until his successor is elected and qualified. Mr. Kirschner is a member of Kirschner & Legler, P.A., a law firm in Jacksonville, Florida, retained by the Company beginning April 2001. Legal fees incurred by the Company and earned by Kirschner & Legler, P.A. totaled approximately $68,000 for fiscal year 2001.

         Gene C. Witherspoon is designated as an incumbent director standing for election in the class whose term ends in 2004 or until his successor is elected and qualified. Mr. Witherspoon, president and chief operating officer of APAC, was appointed as a director by the board on July 30, 2001 to serve until the 2002 Annual Meeting of Shareholders. In connection with the Company's acquisition of APAC in 1998, the Company, APAC and APA Management, Inc. ("APAM") entered into a Management Agreement pursuant to which APAM manages APAC's business (the "APAC Management Agreement"). Under the APAC acquisition agreement, the Company agreed to cause a designee by APAM to be appointed to the Company's and First Professionals' boards of directors, so long as the APAC Management Agreement remains in effect. Mr. Witherspoon was appointed in July 2001 as APAM's designee. Elizabeth Moya, a practicing attorney and an officer and director of APAC, has served as APAM's designee to First Professionals' board of directors since 1999. Mr. Witherspoon and Ms. Moya have each agreed to resign their respective directorships upon the request of their respective board of directors should the APAC Management Agreement terminate prior to the expiration of their respective terms. The APAC Management Agreement terminates on December 31, 2002, with a one-year renewal option. The Company has agreed in principle to extend the APAC Management Agreement for one year through December 31, 2003. The APAC Management Agreement currently provides that APAM will receive an annual fee of 14.5% of direct premiums (net of refunds) consisting of an annual 10.5% service fee and 4% claims management fee. Management fees incurred by the Company and earned by APAM totaled approximately $2.0 million for fiscal year 2001. The agreement also provides that anesthesiologist business produced by First Professionals or its respective agents will be transferred to APAC upon renewal, assuming the insured agrees, and that APAM will receive an annual 1% service fee on such business. The Company has an indirect financial interest in APAM through its 9.9% interest in American Professional Assurance, Ltd. ("APAL"), which owns 100% of APAM. Mr. Witherspoon has served as a director of APAL for more than the past five years. Mr. Byers has served as a director of APAL since October 2000. On July 1, 1998, First Professionals and APAC also entered into a quota share reinsurance agreement whereby these two subsidiaries cede a 25% quota share portion of all business written by them related to anesthesiologists and certain related specialties to APAL. First Professionals and APAC maintain collateral in the form of assets in trust and an irrevocable letter of credit corresponding with applicable reinsurance recoverable balances. During 2001, the Company ceded premiums of approximately $4.6 million and received ceding commissions of $0.9 million. Effective in 2001, APAL formed a new subsidiary, APAL (SPC) Limited, which was established in accordance with
Section 235(1) of the Company's Law 2nd Revision of Caymanian Law as a segregated portfolio corporation. The Company, through its subsidiaries, APAC and Employers Mutual, Inc., has developed alternative risk insurance programs for insureds, whereby segregated portfolio corporations have been formed to assume workers' compensation risks. The underlying policies are written for these insureds on APAC policy forms and reinsured 100% to segregated portfolio corporations established within APAL (SPC) Limited. APAC receives a fee for the use of its policy forms and does not retain any underwriting risks or incur any administrative expenses under these programs. Like other reinsurance agreements, APAC does remain liable to the insureds under these programs as the primary insurer in the event APAL (SPC) Limited were to not perform. Therefore, APAC maintains collateral in the form of assets in trust and an irrevocable letter of credit corresponding with applicable reinsurance recoverable balances. During 2001, premiums written and ceded under these programs were $11.7 million.

         Mr. Byers has served as a director of the Company since July 2000 and as president and chief executive officer since September 2000. Mr. Byers also serves on the board of governors of Physicians' Reciprocal Insurers ("PRI"), a New York medical professional liability insurance reciprocal, for which the Company provides reciprocal management services, through its wholly owned subsidiary, Administrators for the Professions, Inc. ("AFP"). Pursuant to a management agreement dated January 1, 1999 (the "PRI Management Agreement") entered into by PRI and AFP and under New York Insurance Law, AFP shall at all times be entitled to nominate the number of representatives for directorship on the board of governors of PRI that is equal to one-third of the total number of directors comprising such board. Mr. Byers has served on PRI's board of governors since August 2000. Mr. Byers receives board fees as a result of his directorship on the same basis as other PRI directors. Board fees earned by Mr. Byers and incurred by PRI totaled $71,500 in 2001. In accordance with the PRI Management Agreement, AFP performs underwiting, administrative and investment functions on PRI's behalf for which it receives compensation. Compensation under the agreement is equal to 13% of PRI's direct premiums written, with an adjustment for expected return premiums, plus or minus 10% of PRI's statutory net income or loss.

         All of the physician members of the Company's board of directors are also policyholders of First Professionals or the Company's other insurance company affiliates, and as such, may experience claims from time to time in the usual course of business that may require coverage under their policies that First Professionals or the Company's other insurance company affiliates would provide to any policyholder.


                                   PROPOSAL 2
                                AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

         The Company's Director Stock Option Plan (the "Plan") was adopted in 1996 to provide the Company's nonemployee directors an incentive to contribute materially to expanding and improving the Company's profits, to aid in attracting and retaining directors of outstanding ability and to encourage ownership of shares by directors.

         The Director Stock Option Plan currently provides that a nonemployee director will receive nonqualified options for 5,000 shares when such director initially joins the Company's board of directors. Subsequent options will be granted on an annual basis, and additional options may be granted to directors from time to time at the discretion of the board of directors. Under the Director Stock Option Plan, options vest at the rate determined by the board of directors, provided that no option may vest prior to six months or after the tenth anniversary of the date of grant.

         The board of directors of the Company has adopted a resolution approving and recommending to the Company's shareholders for their approval an amendment to increase the number of shares of the Company's common stock issuable under the Director Stock Option Plan to 765,000 shares from 680,000 shares.

         The Director Stock Option Plan as it is proposed to be amended is set forth in Exhibit A to this Proxy Statement. If the amendment is adopted, it will become effective immediately.


                       REASONS FOR THE PROPOSED AMENDMENT

         The board of directors believes that the ability to grant stock options allows the Company to attract and retain the services of experienced and knowledgeable independent directors and provides an additional incentive for such directors to work for the benefit of the Company and its shareholders. The increase in the number of shares authorized for issuance under the Director Stock Option Plan is sought because only approximately 137,000 authorized shares remain available to be issued under the plan.

         The board of directors believes that it is desirable to continue providing incentives to the Company's directors and therefore recommends that the shareholders approve the amendment to the Director Stock Option Plan.

                                    THE PLAN

         Administration. The Director Stock Option Plan is administered by the Director Stock Option Plan Committee (the "DSOP Committee"), which is the board governance committee of the board of directors.

         Awards. A director receives options to purchase shares on the date on which such individual first becomes a director. The options granted at such time are for 5,000 shares, with an option price equal to the fair market value of such shares on the date of grant. Directors also may be granted additional options from time to time. Each of the Company's outside directors is eligible to participate in the plan.

         Transferability, Term and Vesting. The Director Stock Option Plan, as previously amended, allows options to be transferred by the optionee during his or her lifetime to any member of his or her immediate family or to a trust established for the exclusive benefit of one or more members of his or her immediate family or to a former spouse pursuant to a domestic relations order.

         In general, the Director Stock Option Plan, as previously amended, provides that an option will terminate upon the earlier of:

         (i)      the exercise of the option;

         (ii)     the expiration date of the option by its terms; or

         (iii) no more than two years following the date of termination of service as a director.

         No option may be granted ten years after the effective date of the Plan. Grants under the Plan may vest anywhere between six months and ten years as determined by the board of directors at the time of grant.

         Amendment and Termination. The board of directors may amend the Director Stock Option Plan, without shareholder approval, at any time in any respect, unless shareholder approval of the amendment in question is required under Florida law, the Code, or any exemption from Section 16 of the Securities Exchange Act of 1934, as amended, by any national securities exchange system on which the Company's shares are then listed or reported, by any regulatory body having jurisdiction with respect to the Director Stock Option Plan, or under any other applicable laws, rules or regulations. No amendment to the Director Stock Option Plan may alter or impair any option previously granted under the Plan without the consent of the holder thereof. The board of directors may terminate the Director Stock Option Plan at any time.

         Number of Shares. A total of 680,000 shares have previously been authorized for issuance pursuant to the Director Stock Option Plan. As of March 31, 2002, options for approximately 543,000 of the 680,000 shares have been previously granted and have not been forfeited. If the shareholders approve the proposed amendment to the Director Stock Option Plan, a total of 765,000 shares will be authorized for issuance, of which approximately 222,000 shares, representing 2.4% of the total 9,389,462 shares outstanding at March 31, 2002, will be available for future grant. Exercise prices for options granted under the Director Stock Option Plan range from $8.22 to $48.0625 per share, with expiration dates ranging from January 13, 2006 to June 6, 2011. On April 10, 2002, the record date for the Company's 2002 Annual Meeting of Shareholders, the closing market price for the Company's common stock was $12.82 per share.

         The maximum number of shares that may be granted pursuant to the Director Stock Option Plan, as well as the number of shares that may be purchased pursuant to the exercise of any option outstanding thereunder, may be equitably adjusted by the DSOP Committee in the event of a stock split, stock dividend, recapitalization, merger, consolidation, combination or similar events.

         Federal Tax Consequences. The stock options granted under the Director Stock Option Plan are nonqualified stock options. Nonemployee directors recognize no taxable income at the time of grant. Upon the exercise of nonqualified stock options, nonemployee directors recognize ordinary income and the Company is entitled to a deduction equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Nonemployee directors recognize as capital gain or loss any subsequent profit or loss realized on the sale or exchange of any shares disposed of or sold.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                  AMENDMENT TO THE DIRECTOR STOCK OPTION PLAN.

                                   PROPOSAL 3
                                AMENDMENT TO THE
                             OMNIBUS INCENTIVE PLAN

         The Company's Omnibus Incentive Plan was adopted in 1996 to provide incentives to employees whose performance, contributions and skills add to the value of the Company.

         The board of directors of the Company has adopted a resolution approving and recommending to the Company's shareholders for their approval an amendment to the Omnibus Incentive Plan. The amendment will increase the number of shares of the Company's common stock issuable under the Omnibus Incentive Plan to 2,288,000 shares from 2,088,000 shares.

         The Omnibus Incentive Plan as it is proposed to be amended is set forth in Exhibit B to this Proxy Statement. If the amendments are adopted, they will become effective immediately.


                        REASON FOR THE PROPOSED AMENDMENT

         The board of directors believes that the ability to grant stock options allows the Company to attract and retain the services of experienced and knowledgeable employees and provides an additional incentive for such employees to work for the benefit of the Company and its shareholders. The increase in the number of shares authorized for issuance under the Omnibus Incentive Plan is sought because only approximately 363,000 shares remain available to be issued under the plan. Such increase in the number of shares authorized for issuance by 200,000 shares is sought to restore the total number of available shares for issuance under the Omnibus Incentive Plan to an appropriate level considering these objectives. Such amount has been approved by the board of directors, taking into account a broad range of factors, including strategic plans, performance goals and objectives, personnel needs and other reasonably possible potential uses.

                                    THE PLAN

         Administration. The Omnibus Incentive Plan is administered by the Omnibus Incentive Plan Committee ("OIP Committee"), which is the budget and compensation committee of the board of directors. The OIP Committee will determine, from time to time, the individuals to whom awards shall be made, the type of awards, and the amount, size and terms of each award. Each of these types of awards is described below. The OIP Committee will make all other determinations necessary or advisable for the administration of the Omnibus Incentive Plan.

         Types of Awards. Awards under the Omnibus Incentive Plan may be in the form of options (both nonqualified stock options and incentive stock options), contingent stock, restricted stock, stock appreciation rights or such other forms as the OIP Committee in its discretion may deem appropriate.

         Number of Shares. A total of 2,088,000 shares have previously been authorized for issuance pursuant to the Omnibus Incentive Plan. As of March 31, 2002, options for approximately 1,725,000 of the 2,088,000 shares have previously been granted and have not been forfeited. If the shareholders approve the proposed amendments to the Omnibus Incentive Plan, a total of 2,288,000 shares will be authorized for issuance, of which approximately 563,000 or 6% of the 9,389,462 total shares outstanding at March 31, 2002, will be available for future grant. Exercise prices for options granted under the Omnibus Incentive Plan range from $8.22 to $40.00 per share, with expiration dates ranging from January 13, 2006 to December 14, 2011. On April 10, 2002, the record date for the Company's 2002 Annual Meeting of Shareholders, the closing market price for the Company's common stock was $12.82 per share.

         As currently amended, the maximum number of shares that may be issued pursuant to options granted to any one individual during the life of the Omnibus Incentive Plan is 600,000 shares of the Company's common stock.

         The OIP Committee has discretion to grant nonqualified stock options pursuant to the Omnibus Incentive Plan that are transferable by the optionee during his or her lifetime to any member of his or her immediate family or a trust established for the exclusive benefit of one or more members of his or her immediate family or to a former spouse pursuant to a domestic relations order.

         During 2001, a total of 80,000 options were granted under the Omnibus Incentive Plan for shares of the Company's common stock to the president and chief executive officer and the two other most highly compensated executive officers. These options have a three-year vesting period and an exercise price equal to fair market value on the date of grant.

         Awards that may be made in the future under the Omnibus Incentive Plan are within the discretion of the OIP Committee. The OIP Committee has not determined future awards or potential recipients.

         The maximum number of shares that may be granted pursuant to options under the Omnibus Incentive Plan, as well as the number of shares that may be purchased pursuant to the exercise of any option outstanding thereunder, may be equitably adjusted by the OIP Committee in the event of a stock split, stock dividend, recapitalization, merger, consolidation, combination or similar events.

         Amendment and Termination. The board of directors may amend the Omnibus Incentive Plan, without shareholder approval, at any time in any respect, unless shareholder approval of the amendment in question is required under Florida law, the Code, or any exemption from Section 16 of the Exchange Act, by any national securities exchange system on which the shares are then listed or reported, by any regulatory body having jurisdiction with respect to the Omnibus Incentive Plan or under any other applicable laws, rules or regulations.

         No amendment to the Omnibus Incentive Plan may alter or impair any award granted under such Plan without the consent of the holder thereof.

         The Omnibus Incentive Plan may be terminated at any time by the board of directors.

         Stock Options. The OIP Committee may grant both incentive stock options and nonqualified stock options to the same individual. When both an incentive stock option and a nonqualified stock option are awarded at one time, such options are deemed to have been awarded in separate grants, and in no event will the exercise of one such option affect the right to exercise the other such option except to the extent the OIP Committee determines in writing otherwise.

         The option price of an incentive stock option shall not be less than 100% of the fair market value of the underlying share on the day the option is granted, as determined by the OIP Committee. The option price of a nonqualified stock option issued under the Omnibus Incentive Plan shall not be less than 50% of the fair market value of the underlying share on the day the option is granted, as determined by the OIP Committee.

         Each option may be exercised by a participant, in whole or in part, provided such exercise shall not occur earlier than six months after the grant of the option and not later than ten years after the grant of the option.

         Any option designated by the OIP Committee as an incentive stock option will be subject to the general provisions applicable to all options granted under the Omnibus Incentive Plan and will be subject to the following specific provisions:

         (a) At the time the incentive stock option is granted, if a recipient employee owns, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of the Company's stock, then: (i) the option price must equal at least 110% of the fair market value on the effective date of grant of the shares subject to the option; and
                (ii) the term of the option shall not be greater than five years from the date such option is granted.

         (b) The aggregate fair market value of shares (determined at the date of grant) with respect to which incentive stock options granted by the Company may be exercised by a participant employee for the first time in any one calendar year shall not exceed $100,000.

         If any option is not granted, exercised or held pursuant to the provisions applicable to an incentive stock option, it will be considered to be a nonqualified stock option to the extent that any or all of the grant is in conflict with these restrictions.

         In general, options granted pursuant to the Omnibus Incentive Plan terminate upon the earlier of: (i) the full exercise of the option; (ii) the expiration of the option by its terms; or (iii) no more than three years (three months for incentive stock options) following termination of the option holder's employment with the Company.

         Stock Appreciation Rights. A stock appreciation right ("SAR") may be granted in connection with an option and entitles the grantee, subject to the terms and conditions determined by the OIP Committee, to receive, upon surrender of the option, all or a portion of the excess of (i) the fair market value of a specified number of shares at the time of the surrender, as determined by the OIP Committee, over (ii) 100% of the fair market value of such shares at the time the option was granted plus any dividends paid while the option was outstanding but unexercised.

         SARs may be granted for a period of not less than six months nor more than ten years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions as shall be prescribed by the OIP Committee at the time of the grant.

         SARs will be exercisable only during a grantee's employment by the Company, except that in the discretion of the OIP Committee an SAR may be made exercisable for up to three months after a grantee's employment is terminated for any reason other than death, retirement or disability.

         In the event that a grantee's employment is terminated as a result of death, retirement or disability without the grantee's having fully exercised grantee's available SARs, the grantee, or the grantee's beneficiary following the grantee's death, may have the right to exercise the SARs during their term within a period of 24 months after the date of such termination to the extent that the right was exercisable at the date of such termination, or such other period and subject to such terms as may be determined by the OIP Committee.

         Contingent Stock Awards. The OIP Committee will determine the amount of a contingent stock award to be granted to an employee based on the expected impact the employee can have, or actually has had, on the financial well-being of the Company and other factors deemed by the OIP Committee to be appropriate. Contingent stock awards under the Omnibus Incentive Plan shall be subject to such terms, conditions, and restrictions, if any, including without limitation, substantial risks of forfeiture and/or attainment of performance objectives, and for such period or periods (in excess of six months) as will be determined by the OIP Committee at the time of grant. The OIP Committee in its discretion may permit an acceleration of the expiration of the applicable restriction period, so long as the minimum six-month period is retained, with respect to any part or all of the award to any participant.

         In the event of a participant's termination of employment for any reason prior to lapse of restrictions applicable to a contingent stock award paid to such participant and unless otherwise provided for by the Omnibus Incentive Plan or as provided in a contingent stock agreement, all rights to shares as to which there still remain unlapsed restrictions will be forfeited by such participant to the Company without payment of any consideration by the Company.

         Restricted Stock Award. The OIP Committee will determine the amount of a restricted stock award to be granted to an employee based on the past or expected impact the employee has had or can have on the financial well-being of the Company and other factors deemed by the OIP Committee to be appropriate. Restricted stock awards made pursuant to the Omnibus Incentive Plan shall be subject to such terms, conditions and restrictions, including attainment of performance objectives, and for such period or periods (in excess of six months), as will be determined by the OIP Committee at the time of grant. The OIP Committee in its discretion may permit an acceleration of the expiration of the applicable restriction period, so long as the minimum six-month period is retained, with respect to any part or all of the award to any participant.

         Each certificate evidencing stock subject to restricted stock awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award. Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective.

         In the event of a participant's termination of employment for any reason prior to the lapse of restrictions applicable to a restricted stock award made to such participant and unless otherwise provided for by the Omnibus Incentive Plan or as provided in a restricted stock agreement, all rights to shares as to which there still remain unlapsed restrictions will be forfeited by such participant to the Company without payment of any consideration by the Company.

         Change in Control. Upon a change in control, all options, contingent stock awards, restricted stock awards and stock appreciation rights will automatically vest as of the date of the change in control and all restrictions or contingencies will be deemed to have been satisfied.


                            FEDERAL TAX CONSEQUENCES

         General. The rules governing the tax treatment of stock options, contingent stock, restricted stock and stock appreciation rights are very technical. Therefore, the description of the federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local tax laws may not be the same as under the federal tax laws. Individuals who have received stock-based compensation under any of the Company's plans are encouraged to consult with their own tax advisors regarding tax consequences.

         Incentive Stock Options. The participant recognizes no gain or loss when an incentive stock option (an "ISO") is granted. In general, an employee exercising an ISO will not be taxed at the time of exercise if the stock purchased is held for at least one year after the exercise date and at least two years after the date of grant (the "Holding Period"); provided, however, the bargain element of the exercised ISO is treated as alternative minimum taxable income under the alternative minimum tax rules. If the Holding Period is satisfied, the difference between the exercise price and the amount realized upon subsequent disposition of the stock will constitute long-term capital gain or loss. If the Holding Period is not satisfied, the employee will recognize ordinary income to the extent of the lesser of the gain realized or the excess of the fair market value of the stock on the exercise date over the exercise price, and any gain realized in excess of the amount recognized as ordinary income will be short-term or long-term capital gain. The Company will not recognize income, gain or loss and is not entitled to a deduction, upon the granting or exercise of an ISO, nor will it be entitled to any deduction upon the disposition of the shares subject to the ISO if the Holding Period is satisfied. If the Holding Period is not satisfied, the Company will be entitled to a deduction equal to the amount of the ordinary income recognized by the employee.

         Nonqualified Stock Options. The participant typically recognizes no taxable income, and the Company receives no deduction when a nonqualified option (an "NSO") is granted. Upon exercise of an NSO, however, the participant recognizes ordinary income, and the Company is entitled to a deduction equal to the difference between the exercise price and the fair market value of the shares on the date of the exercise. When stock obtained under an NSO is disposed of by the participant, the difference between the sales price and the exercise price will be treated as long-term or short-term capital gain or loss by the participant, depending on the holding period of the shares.

         Restricted Stock. A participant granted restricted stock is not required to include the value of such shares in income until the first time such participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Code Section 83(b) to be taxed on the receipt of the shares. In either case, the amount of such ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares. The Company is entitled to a deduction in the amount of the ordinary income recognized by the participant.

         Stock Appreciation Rights. Upon the grant of an SAR, the participant recognizes no taxable income, and the Company receives no deduction. The participant recognizes ordinary income at the time of exercise equal to the cash or fair market value of the shares payable upon such exercise, and the Company is entitled to a corresponding deduction.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
                 OF THE AMENDMENT TO THE OMNIBUS INCENTIVE PLAN.


                             INDEPENDENT ACCOUNTANTS

         The Company's board of directors has appointed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to act as the Company's independent accountants. PricewaterhouseCoopers was initially appointed as the Company's independent accountants for the 2000 fiscal year. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement, if they desire to do so.

         The Company retained the services of PricewaterhouseCoopers as its independent accountants and replaced KPMG LLP ("KPMG") effective April 4, 2000. No report of KPMG on the financial statements of the Company for either of the past two years contained an adverse opinion, or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Since the engagement of KPMG and through the date of replacement, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. The audit committee and the board of directors of the Company approved the change in independent accountants.

                     FEES INCURRED RELATING TO 2001 SERVICES
                      PERFORMED BY PRICEWATERHOUSECOOPERS,
                      AS THE COMPANY'S PRINCIPAL ACCOUNTANT

Audit Fees

         Aggregate fees for professional services rendered by PricewaterhouseCoopers in connection with its audit of the Company's consolidated financial statements as of and for the year ended December 31, 2001 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements were approximately $311,000.

Financial Information Systems Design and Implementation Fees

         During the year ended December 31, 2001, PricewaterhouseCoopers rendered no professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

         In addition to the fees described above, PricewaterhouseCoopers billed aggregate fees of approximately $237,000 during the year ended December 31, 2001 for the following professional services:

         Audit-related services (a)                           $  88,000
         Income tax compliance and related tax services       $ 149,000

         (a) Audit-related fees include fees for issuance of consents, audits of the Company's employee benefit plans and audits of statutory financial statements of the Company's insurance subsidiaries.

         The audit committee has considered the nonaudit services provided by PricewaterhouseCoopers and believes such services to be compatible with maintaining PricewaterhouseCoopers' independence.


                       SHAREHOLDER PROPOSALS FOR INCLUSION
                         IN NEXT YEAR'S PROXY STATEMENT

         Proposals by the Company's shareholders, to be considered for inclusion in next year's Proxy Statement, must be received by the Company at its principal executive offices on or before December 31, 2002, in order to be included in the Company's Notice of Meeting, Proxy Statement and Proxy relating to such Meeting. If any shareholder proposals are submitted to the Company but are not requested to be included in the Company proxy materials for the 2003 Annual Meeting, the persons names in proxies solicited by the board of directors for the 2003 Annual Meeting may exercise discretionary voting power with respect to any such proposal that the Company received after March 16, 2003.

                           ANNUAL REPORT ON FORM 10-K

         The Company will provide, without charge, to each security holder solicited, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, for the most recent year, including financial statements, financial statement schedules and a listing of all exhibits to Form 10-K. The Company will also furnish a copy of any exhibit, upon payment of a reasonable fee to cover the cost of copying and mailing the exhibit. Requests should be directed to the attention of Investor Relations, FPIC Insurance Group, Inc., 225 Water Street, Suite 1400, Jacksonville, FL 32202. Requests may also be submitted through the Company's web site at http://www.fpic.com, via e-mail at ir@fpic.com or by calling Investor Relations at (904) 354-2482 ext. 3287.

                             SOLICITATION OF PROXIES

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this proxy statement. In addition, the Company will reimburse banks, brokers and nominees for their reasonable expenses incurred in sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone by directors, officers and other employees of the Company.

                                 OTHER BUSINESS

         The board of directors is not aware of any other matters that will be presented for action at the meeting. However, if any other matters come before the meeting, the persons named in the enclosed form of proxy or their duly appointed substitutes will vote such proxy in respect of any such matters in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

         The form of proxy and this proxy statement have been approved by the board of directors and are being mailed and delivered to shareholders by its authority.

                                    BY ORDER OF THE BOARD OF DIRECTORS

April 30, 2002

                                    /s/ Roberta Goes Cown
                                    --------------------------------------------
                                    Roberta Goes Cown
                                    Corporate Counsel and Secretary




             PLEASE COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY,
              DATED AND SIGNED, IN THE ENCLOSED ADDRESSED ENVELOPE,
                WHICH REQUIRES NO POSTAGE WHEN MAILED IN THE U.S.

                                                                      Appendix A


                          PROXY/VOTING INSTRUCTION CARD


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




                           FPIC INSURANCE GROUP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 5, 2002


         The undersigned shareholder hereby appoints Pamela D. Deyo and Peggy A. Parks, or either of them, as proxies, with full power of substitution, to vote, as designated below, all shares of common stock of FPIC Insurance Group, Inc. held of record by the undersigned on April 10, 2002, that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company June 5, 2002, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS


         Your vote is important. Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope.


         This Proxy will be voted as directed. If no directions are given, the proxies will vote "for" (1) the election of all nominees for director listed on the other side of this card, (2) the approval of the amendment to the Director Stock Option Plan as described in the Proxy Statement furnished herewith, (3) the approval of the amendment to the Omnibus Incentive Plan as described in the Proxy Statement furnished herewith and (4) at their discretion, on any other matters that may properly come before the meeting. The undersigned hereby revokes any proxy heretofore given to any person or persons whomsoever (other than the proxies named above) to vote such Common Stock and ratifies and confirms all that such proxies may or shall do by virtue hereof.




             [Continued and to be dated and signed on reverse side.]



                                  Appendix A-1

                                                                      Appendix A







Please mark                   [X]     This Proxy will be voted as directed. If
votes as in                   no direction is made, it will be voted "FOR" the
this example:                 proposals set forth below.  The board of directors
                              recommends a vote "FOR" all nominees, a vote "FOR" amending the Director Stock Option Plan and a vote
                              "FOR" amending the Omnibus Incentive Plan.



1.  Election  of  Directors:   Gaston J. Acosta-Rua, M.D., Kenneth M. Kirschner,
                               Joan D. Ruffier, Guy T. Selander, M.D., David M.
                               Shapiro, M.D., James G. White, M.D., Gene C.
                               Witherspoon


           [ ] FOR all nominees listed above.     [  ] WITHHOLD AUTHORITY to
           (except as marked to the contrary)     vote for all nominees listed
                                                  above.



           (INSTRUCTION:  To withhold authority to vote for any individual nominee, strike out that nominee's name on the list above.)



2.  Approval of Amendment to
    Director Stock Option Plan    [] FOR Approval [] AGAINST Approval [] ABSTAIN

3.  Approval of Amendment to
    Omnibus Incentive Plan        [] FOR Approval [] AGAINST Approval [] ABSTAIN



--------------------------------------------------------------------------------
Account No.


                                       Date:______________________________, 2002


                                       _________________________________________
                                        Signature(s)


PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHERE MORE THAN ONE OWNER IS SHOWN, EACH SHOULD SIGN. WHEN SIGNING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. IF ANY PROXY IS SUBMITTED BY A CORPORATION, IT SHOULD BE EXECUTED IN FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER. IF ANY PROXY IS SUBMITTED BY A PARTNERSHIP, IT SHOULD BE EXECUTED IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.


                                  Appendix A-2

                                                                       Exhibit A

                           DIRECTOR STOCK OPTION PLAN


1.       PURPOSE

         1.1 The purpose of the Florida Physicians Insurance Company Director Stock Option Plan is to provide an incentive to Directors of the Company who are in a position to contribute materially to expanding and improving the Company's profits, to aid in attracting and retaining Directors of outstanding ability, and to encourage ownership of Shares by Directors.

2.       DEFINITIONS

         2.1 For purposes of the Plan the following terms shall have the definition, which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

         a.     "Board" means the Company's Board of Directors.
         b. "Book Value" means the value per Share determined for statutory book purposes by dividing the total equity of the Company on a given date by all Shares of stock outstanding on such date.
         c.     "Code" means the Internal Revenue Code of 1986, as amended.
         d. "Committee" means the Director Stock Option Committee appointed by the Company's Board of Directors pursuant to
                Section 3.1 hereof.
         e. "Company" means Florida Physicians Insurance Company until the Restructure and on and after the Restructure, FPIC Insurance Group, Inc.
         f. "Directors" means the members of the Board who are not employees either of the Company or an affiliate thereof.
         g. "Effective Date of Exercise" means the later of (i) the date on which the Company has received a written notice of exercise of an Option and full payment of the purchase price from the Optionee, or (ii) the effective date of exercise set forth in the written notice.
         h. "Exchange Act" means the Securities Exchange Act of 1934, as amended.
         i. "Fair Market Value" means on, or with respect to, any given date:

                (i) If determined on the date of the IPO, the initial offering price to the public.

                (ii) If not on the date of the IPO and the Shares are listed on a national stock exchange, the closing market price of such Shares as reported on the composite tape for issues listed on such exchange on such date or, if no trades shall have been reported for such date, on the next preceding date on which there were trades reported; provided, that if no such quotations shall have been made within the ten business days preceding such date, Fair Market Value shall be determined under (iv) below.

                (iii) If not on the date of the IPO and the Shares are not listed on a national stock exchange but is traded on the over-the-counter market, the mean


                                  Exhibit A-1

                                                                       Exhibit A

                        between the closing dealer bid and asked price of such Shares of Common Stock as reported by the National Association of Securities Dealers through their Automated Quotation System for such date, or if no quotations shall have been made on such date, on the next preceding date on which there were quotations; provided, that, if no such quotations shall have been made within the ten business days preceding such date, Fair Market Value shall be determined under (iv) below.

                (iv) If (i), (ii), and (iii) do not apply, the Fair Market Value of a Share without regard to any control premium or discount for lack of control as determined by the Committee in good faith consistent with the valuation by the Company as provided by a third party appraiser for other corporate purposes before adjustments or any discounts applied due to lack of marketability. The Committee may rely upon the most recent valuation and there shall be no requirement to cause a more recent valuation to be made.

         j. "IPO" means the initial public offering of the Company's common stock pursuant to a registration statement on Form S-1 filed by the Company with the U.S. Securities and Exchange Commission.

         k. "Option" means the right to purchase from the Company Shares at a specified price and subject to the terms of the Plan, and such other conditions and restrictions as the Committee deems appropriate.

         l. "Option Price" means the purchase price per Share subject to an Option.

         m. "Optionee" means a Director who has been awarded an Option under the Plan.

         n.     "Optioned Shares" means Shares subject to outstanding Options.

         o. "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of a granting of an Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain within the meaning of Section 424(e) of the Code and any regulations or rulings promulgated thereunder.

         p. "Permanent and Total Disability" shall have the same meaning as given to that term by Section 22(e)(3) of the Code and any regulations or rulings promulgated thereunder.

         q. "Plan" means Florida Physicians Insurance Company Director Stock Option Plan, as evidenced herein and as amended from time to time.

         r.     "Plan Effective Date" means January 13, 1996.


                                  Exhibit A-2

                                                                       Exhibit A

         s. "Restructure" means the corporate reorganization pursuant to which Florida Physicians Insurance Company shall become the wholly owned subsidiary of FPIC Insurance Group, Inc.

         t. "SEC Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

         u. "Section 16 Person" means a person subject to Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

         v. "Share" means one share of the $1.00 par value common stock of the Company. On and after the Restructure, "Share" means one share of $0.10 par value common stock of FPIC Insurance Group, Inc.

         w. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, within the meaning of Section 424(f) of the Code and any regulations or rulings promulgated thereunder.

3.       ADMINISTRATION

         3.1 The Plan shall be administered by the Committee. The Committee shall be comprised of not less than two of the then members of the Board. The Plan is intended to be a formula plan meeting the conditions of Rule 16b-3(c)(2)(ii). The members of the Committee shall be appointed by the Board. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

         3.2 The action of a majority of the Committee at which a quorum is present, or acts reduced to or so approved in writing by a majority of the Committee, shall be the valid acts of the Committee.

         3.3 The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it and all actions of the Committee shall be final and binding on all parties hereto. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.


4.       ELIGIBILITY

         4.1    Each Optionee shall be a Director of the Company.


                                  Exhibit A-3

                                                                       Exhibit A

5.       STOCK

         5.1 Prior to the Restructure, the aggregate number of Shares which may be issued under Options granted pursuant to the Plan shall not exceed 33,000 Shares and on or after the Restructure the aggregate number of Shares which may be issued under Options granted pursuant to the Plan shall not exceed 165,000 Shares.

         5.2 Each eligible individual who is a Director on the Plan Effective Date, except those Directors who on the Plan Effective Date have not been nominated for additional service on the Board and whose terms expire in 1996, shall receive an Option to purchase 1,000 Shares with an Option Price equal to Book Value of such Shares on the Plan Effective Date. In addition, such individual who is also a Director on the date of the IPO shall receive an Option to purchase 1,000 additional Shares with an Option Price equal to Fair Market Value of such Shares on the date of the IPO.

         5.3 Each eligible individual who is not a Director on the Plan Effective Date shall receive an Option to purchase 1,000 Shares with an Option Price equal to the Fair Market Value of such Shares on the date of grant which shall be the later of (i) the date of the IPO, or (ii) the date on which such individual first becomes a Director.

         5.4 In the event that any outstanding Option under the Plan expires or is terminated for any reason, the Optioned Shares subject to that option may again be subjected to an Option under the Plan.

         5.5 For Options issued prior to the Restructure, any Option still unexercised and outstanding on the effective date of the Restructure shall be deemed to be an Option to purchase FPIC Insurance Group, Inc. shares as adjusted pursuant to Section 6.1(f).

6.       TERMS AND CONDITIONS

         6.1 Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall contain or shall be subject to the following terms and conditions, whether or not such terms and conditions are specifically included therein:

                (a) Number of Shares. Each Option shall state the number of Shares to which it pertains.

                (b) Date. Each Option shall state the effective date of grant of the Option.

                (c)     Option Price.  Each Option shall state the Option Price.


                                  Exhibit A-4

                                                                       Exhibit A

                (d) Method and Time of Payment. The Option Price shall be payable on the exercise of the Option and shall be paid in cash, in Shares, including Shares acquired pursuant to the Plan, or part in cash and part in Shares. Shares transferred in payment of the Option Price shall be valued as of date of transfer based on the Fair Market Value.

                (e) Transfer of Option. No Option shall be transferable by the Optionee, except by will or the laws of descent and distribution upon the Optionee's death and subject to any other limitations of the Plan.

                (f) Recapitalization. The number of Optioned Shares and the Option Price shall be correspondingly adjusted in order to give effect to changes made in the number of outstanding Shares as a result of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other relevant change.

                (g) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Optioned Shares until the date of the issuance of a stock certificate to him for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6.1(f).

                (i) Duration of Option. Each Option shall be for a term of ten years from the effective date of grant, except as provided in
         Section 7.1(b).

                (j) Vesting. One-third (rounded up to a whole number) of each grant under this Plan shall vest on the one-year anniversary of the date of grant, with an additional one-third vesting on each of the next two anniversaries of the date of grant. A Director shall forfeit the unvested Options upon termination of service as a Director.

                (k) Other Provisions. Options authorized under the Plan may contain any other provisions or restrictions as the Committee in its sole and absolute discretion shall deem advisable including but not limited to offering Options in tandem with or reduced by other options or benefits and reducing one award by the exercise of another option or benefit. The Company may place such restriction legends on stock certificates representing the Shares as the Company, in its sole discretion, deems necessary or appropriate to reflect restrictions under the securities laws or this Plan.

         6.2 Options granted pursuant to the Plan shall not be exercisable until such Options are vested as provided in Section 6.1(j). Any person entitled to exercise an Option may do so in whole or in part by delivering to the Company, attention Corporate Secretary, at its principal office a written notice of exercise. The written notice shall specify the number of Shares for which an Option is being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased. During the Optionee's lifetime, an Option may be exercised only by the Optionee, or on his behalf by the Optionee's guardian or legal representative.


                                  Exhibit A-5

                                                                       Exhibit A

7.       TERMINATION OF OPTIONS

         7.1    An Option may be terminated as follows:

                (a) During the period of continuous service as a Director of the Company or Subsidiary, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

                (b) Upon termination of service as a Director for any reason, the Option will terminate upon the earlier of (i) the full exercise of the Option, (ii) the expiration of the Option by its terms, or (iii) one year following the date of termination of service as a Director.

                (c) If an Optionee shall die or becomes subject to a Permanent and Total Disability prior to the termination of an Option, such Option may be exercised to the extent that the Optionee shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Optionee, the estate of the Optionee or the person or persons to whom the Option may have been transferred by will or by the laws of descent and distribution, provided, however, such right must be exercised, if at all, within one year after the date of such death or disability.

         7.2 Except as otherwise expressly provided in the written agreement with the Optionee referred to in Section 6 hereof, and except as provided in this Section, in no event will the continuation of the term of an Option beyond the date of termination of service allow the Director, or his beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that service as a Director was terminated.

8.       AMENDMENT OR DISCONTINUANCE OF PLAN

         8.1 The Plan may be amended by the Board, without Shareholder approval, at any time in any respect unless Shareholder approval of the amend-ment in question is required under Florida law, the Code, any exemption from
Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 persons to qualify, any national securities exchange system on which the shares are then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or any other applicable laws, rules or regulations.

         8.2 The Plan provisions that determine the amount, price and timing of the option grants to Section 16 persons may not be amended more than once every six months, other than to comport with changes in the Code, the Employment Income Retirement Security Act of 1974, or rules thereunder, unless the Company's legal counsel determines that such restriction on amendments is not necessary to secure or maintain any exemptions from Section 16 of the Exchange Act for which the Company intends Section 16 persons to qualify.


                                  Exhibit A-6

                                                                       Exhibit A

         8.3 The Plan may be terminated at any time by the Board of Directors.

         8.4 No amendment to the Plan will alter or impair any Option granted under the Plan without the consent of the holders thereof.

9.       NO OBLIGATION TO EXERCISE OPTION

         9.1 The granting of an option shall impose no obligation upon the Optionee to exercise such option.

10.      EFFECTIVE DATE; DURATION OF THE PLAN

         10.1   The Plan shall be effective as of January 13, 1996.

         10.2 No Option may be granted after the tenth anniversary of the earlier of the date the Plan is adopted or the date the Plan is approved by shareholders.

11.      EFFECT OF PLAN

         11.1 The granting of an option pursuant to the Plan shall not give the Optionee any right to similar grants in future years or any right to be retained in the employ of the Company, the Parent or a Subsidiary, but an Optionee shall remain subject to discharge to the same extent as if the Plan were not in effect.


                             FIRST AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

         This First Amendment to the Florida Physicians Insurance Company Director Stock Option Plan (the "Plan") is made effective as of March 16, 1996.

         1.     Section 2.1(q) of the Plan shall be amended to read as follows:

                "(q) 'Plan' means the Director Stock Option Plan, as evidenced herein and as amended from time to time."

         2.     Section 6.1(j) of the Plan shall be amended to read as follows:

                "(j) Vesting. One-third (rounded up to a whole number) of the number of shares set forth in paragraph 2 shall vest on the one year anniversary of this Agreement, with an additional one-third vesting on each of the next two anniversaries of this Agreement. Unvested options shall vest on the death or Permanent and Total Disability of the Director. The Director shall forfeit any unvested Options upon termination of service as a Director for any reason other than death or Permanent and Total Disability of the Director."


                                  Exhibit A-7

                                                                       Exhibit A

         All provisions of the Plan not specifically mentioned in this First Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this First Amendment.


                             SECOND AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

         This Second Amendment to the Florida Physicians Insurance Company Director Stock Option Plan (the "Plan") is made effective as of September 14, 1997.

         1.     Section 3.1 of the Plan shall be amended to read as follows:

                "3.1 The Plan shall be administered by the Committee. The Committee shall be comprised of not less than two of the then members of the Board. The members of the Committee shall be appointed by the Board. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board."

         2.     Section 5.1 of the Plan shall be amended to read as follows:

                "5.1 The aggregate number of Shares which may be issued under Options granted pursuant to the Plan shall not exceed 300,000 Shares."

         3.     Section 5.6 shall be added to the Plan to read as follows:

                "5.6 In addition to the Option grants provided for above, the Board may, in its sole discretion, grant from time to time additional Options to eligible Directors."

         4.     Section 6.1(j) of the Plan shall be amended to read as follows:

                "6.1(j) Vesting. The vesting schedule of an Option granted under this Plan shall be determined by the Board, in its sole discretion, upon granting of the Option; provided, however, that no Option shall vest prior to the expiration of six months from the effective date of the Option grant or after the tenth anniversary of the effective date of the Option grant. A director shall forfeit any unvested Options upon termination of service as a Director."

         All provisions of the Plan not specifically mentioned in this Second Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Second Amendment.


                                  Exhibit A-8

                                                                       Exhibit A

                              1999 AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

         This 1999 Amendment to the Florida Physicians Insurance Company Director Stock Option Plan (the "Plan") is made effective as of June 8, 1999.

         1.     Section 5.1 of the Plan shall be amended to read as follows:

                "5.1 The aggregate number of Shares which may be issued under Options granted pursuant to the Plan shall not exceed 430,000 Shares."

         2.     Section 6.1(e) shall be amended to read as follows:

                "(e) Transfer of Option. Options may be transferred by the Optionee during his or her lifetime only to any member of his or her immediate family or a trust established for the exclusive benefit of one or more members of his or her immediate family or to a former spouse pursuant to a domestic relations order. For purposes of this Section, the term "immediate family" is defined as an Optionee's spouse, children, stepchildren, grandchildren (including relationships arising from legal adoption), and parents. Upon an Optionee's death, Options are transferable by will or the law of descent and distribution."

         3.     Section 7.1(b) of the Plan shall be amended to read as follows:

                "(b) Upon termination of service as a Director for any reason, the Option will terminate upon the earlier of (i) the full exercise of the Option, (ii) the expiration of the Option by its terms, or (iii) two years following the date of termination of service as a Director."

         All provisions of the Plan not specifically mentioned in this 1999 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.


                          SECOND 1999 AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

         This Second 1999 Amendment to the Florida Physicians Insurance Company Director Stock Option (the "Plan") is entered into to clarify the original intent of FPIC Insurance Group, Inc., the sponsor of the Plan, in adopting the 1999 Amendment to the Plan and is made effective as of June 8, 1999.


                                  Exhibit A-9

                                                                       Exhibit A

         1. Section 7.1(c) of the Plan shall be amended by deleting the phrase "within one year after the date of such death or disability" and replacing it with the phrase "within two years after the date of such death or disability."

         All provisions of the Plan not specifically mentioned in this Second 1999 Amendment shall be modified to the extent necessary to be consistent with the changes made in this Amendment.


                              2000 AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

         This 2000 Amendment to the Director Stock Option Plan (the "Plan") is made effective as of June 7, 2000.

         Section 5.1 of the Plan shall be amended to read as follows:

                  "5.1 The aggregate number of shares that may be issued under options granted pursuant to the Plan shall not exceed 630,000 shares."

         All provisions of the Plan not specifically mentioned in this 2000 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.


                              2001 AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

         This 2001 Amendment to the Director Stock Option Plan (the "Plan") is made effective as of June 6, 2001.

         Section 5.1 of the Plan shall be amended to read as follows:

                  "5.1 The aggregate number of shares that may be issued under options granted pursuant to the Plan shall not exceed 680,000 shares."

         All provisions of the Plan not specifically mentioned in this 2001 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.


                                  Exhibit A-10

                                                                       Exhibit A

                                    PROPOSED
                              2002 AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

         This 2002 Amendment to the Director Stock Option Plan (the "Plan") is made effective as of June 5, 2002, subject to shareholder approval at the 2002 Annual Meeting of Shareholders.

         Section 5.1 of the Plan shall be amended to read as follows:

                  "5.1 The aggregate number of shares that may be issued under options granted pursuant to the Plan shall not exceed 765,000 shares."

         All provisions of the Plan not specifically mentioned in this 2002 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.



                                  Exhibit A-11

                                                                       Exhibit B

                             OMNIBUS INCENTIVE PLAN

1.       PURPOSE

         1.1 The purpose of the Florida Physicians Insurance Company Omnibus Incentive Plan is to provide incentives to specified individuals whose performance, contributions and skills add to the value of Florida Physicians Insurance Company. The Company also believes that the Plan will facilitate attracting, retaining and motivating Employees of high caliber and potential.

         1.2 Plan participants shall include those officers and key employees of the Company and subsidiaries who, in the opinion of the Committee, are making or are in a position to make substantial contributions to the Company by their ability and efforts.

2.       DEFINITIONS

         2.1 For purposes of the Plan, the following terms shall have the definition, which is attributed to them, unless the context clearly indicates to the contrary.

                (a) "Award" shall mean a grant of Restricted Stock, Contingent Stock, an Option, or an SAR.

                (b)     "Board" means the Company's Board of Directors.

                (c) "Book Value" means the value per Share determined for statutory book purposes by dividing the total equity of the Company on a given date by all Shares of stock outstanding on such date.

                (d) "Change in Control" shall not mean the Restructure but shall mean the earlier of the following events which are not connected to the Restructure:

                        (i)     either (A) receipt by the Company of a report on
                                Schedule 13D, or an amendment to such a report, filed with the SEC pursuant to Section 13(d) of the Exchange Act, disclosing that any person (as such term is used in Section 13(d) of the Exchange Act) ("Person"), is the beneficial owner, directly or indirectly, of twenty (20) percent or more of the outstanding stock of the Company, or (B) actual knowledge by the Company of facts on the basis of which any Person is required to file such a report on Schedule 13D, or to file an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in
                                Section 13(d) of the Exchange Act) disclosing that such Person is the beneficial owner, directly or indirectly, of twenty (20) percent or more of the outstanding stock of the Company;


                                  Exhibit B-1

                                                                       Exhibit B

                         (ii)    purchase by any Person, other than the Company
                                or a wholly owned subsidiary of the Company, of shares pursuant to a tender or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act regardless of whether the Company or such Person would otherwise be subject to the Exchange Act), directly or indirectly, of twenty (20) percent or more of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock regardless of whether the Company or such Person would otherwise be subject to the Exchange Act);

                        (iii) either (A) the filing by any Person acquiring, directly or indirectly, twenty (20) percent or more of the outstanding stock of the Company of a statement with the Florida Department of Insurance pursuant to Section 628.461 of the Florida Statutes, or (B) actual knowledge by the Company of facts on the basis of which any Person acquiring, directly or indirectly, twenty
                                (20) percent or more of the outstanding stock of the Company or a controlling company is required to file such a statement pursuant to Section 628.461.

                        (iv)    approval by the shareholders of the Company of
                                (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (B) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common shareholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation that owns all of the common stock of the Company), or (C) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (D) any merger or consolidation of the Company where, after the merger or consolidation, one Person owns 100% of the shares of stock of the Company (except where the holders of the Company's common stock immediately prior to such merger or


                                  Exhibit B-2

                                                                       Exhibit B

                                consolidation own at least 90% of the
                                outstanding stock of such Person immediately after such merger or consolidation); or

                        (v) a change in the majority of the members of the Board within a 24-month period unless the election or nomination for election by the Company's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

                (e) "Code" means the Internal Revenue Code of 1986, as amended.

                (f) "Committee" means the members of the Compensation Committee of the Board who are "outside directors" (within the meaning of Code Section 162(m)) and "disinterested persons" (within the meaning of Rule 16b-3 of the Exchange Act).

                (g) "Company" means Florida Physicians Insurance Company until the Restructure and on and after the Restructure, FPIC Insurance Group, Inc.

                (h) "Contingent Stock" means stock issued, subject to certain conditions, to a Grantee pursuant to Section 9 hereof.

                (i)     "Directors" means the members of the Board.

                (j)     "Effective Date" means January 13, 1996.

                (k) "Employee" means any individual who performs services for the Company, a Parent or Subsidiary, and is included on the regular payroll of the Company, a parent or subsidiary.

                (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                (m) "Fair Market Value" means on, or with respect to, any given date:

                        (i) If determined on the date of the IPO, the initial offering price to the public.

                        (ii) If not on the date of the IPO and the Shares are listed on a national stock exchange, the closing market price of such Shares as reported on the composite tape for issues listed on such exchange on such date or, if no trade shall have been reported for such date, on the next preceding date on which there were trades reported; provided, that if no such quotation shall have been made within the ten business days preceding such date, Fair Market Value shall be determined under (iv) below.


                                  Exhibit B-3

                                                                       Exhibit B

                         (iii) If not on the date of the IPO and the Shares are not listed on a national stock exchange but are traded on the over-the-counter market, the mean between the closing dealer bid and asked price of such Shares as reported by the National Association of Securities Dealers through their Automated Quotation System for such date, or if no quotations shall have been made on such date, on the next preceding date on which there were quotations; provided, that, if such quotations shall have been made within the ten business days preceding such date, Fair Market Value shall be determined under (iv) below.

                        (iv) If (i), (ii), and (iii) do not apply, the Fair Market Value of a Share without regard to any control premium or discount for lack of control (except as otherwise required by Section 422 of the Code) as determined by the Committee in good faith consistent with the valuation of the Company as provided by a third party appraiser for other corporate purposes before adjustments or any discounts applied due to lack of marketability. The Committee may rely upon the most recent valuation and there shall be no requirement to cause a more recent valuation to be made.

                (n) "Grantee" means an Employee who is an Optionee or an Employee who has received an Award.

                (o) "Incentive Stock Option" shall have the same meaning as given to the term by Section 422 of the Code and any regulations or rulings promulgated thereunder.

                (p) "IPO" means the initial public offering of the Company's common stock pursuant to a registration statement on Form S-1 filed by the Company with the U.S. Securities and Exchange Commission.

                (q) "Nonqualified Stock Option" means any option granted under the Plan which is not considered an Incentive Stock Option.

                (r) "Option" means the right to purchase from the Company a stated number of Shares at a specified price. The Option may be granted to an Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

                (s) "Option Price" means the purchase price per Share subject to an Option, as described in Section 7.2(a).


                                  Exhibit B-4

                                                                       Exhibit B

                (t) "Optionee" means an Employee who has been awarded an Option under the Plan.

                (u) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of a granting of an Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain within the meaning of Section 424(e) of the Code and any regulations or rulings promulgated thereunder.

                (v) "Plan" means Florida Physicians Insurance Company Omnibus Incentive Plan, as evidenced herein and as amended from time to time.

                (w) "Restricted Stock" shall mean stock issued, subject to restrictions, to a Grantee pursuant to Section 10 hereof.

                (x) "Restructure" means the corporate reorganization pursuant to which Florida Physicians Insurance Company shall become the wholly owned subsidiary of FPIC Insurance Group, Inc.

                (y)     "SAR" means a stock appreciation right.

                (z)     "SEC" means the U.S. Securities and Exchange Commission.

                (aa) "Section 16 Person" means a person subject to Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

                (bb) "Share" means one share of the $1.00 par value common stock of the Company. On and after the Restructure, "Share" means one share of $.10 par value common stock of FPIC Insurance Group, Inc.

                (cc) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, within the meaning of Section 424(f) of the Code and any regulations or rulings promulgated thereunder.

3.       ADMINISTRATION

         3.1 The Plan shall be administered by the Committee. As applied to Employees, the Committee shall have full and final authority in its discretion to:


                                  Exhibit B-5

                                                                       Exhibit B

                (a) conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application;

                (b) determine the individuals to whom awards shall be made under the Plan;

                (c) determine the type of award to be made to such Employees and the amount, size and terms of each award;

                (d) determine the time when awards will be granted to Employees; and

                (e) make all other determinations necessary or advisable for the administration of the Plan.

4.       SHARES SUBJECT TO THE PLAN

         4.1 Prior to the Restructure the Shares subject to Awards under the Plan shall not exceed in the aggregate 183,000 Shares and on and after the Restructure the Shares subject to Awards under the Plan shall not exceed in the aggregate 915,000 Shares.

         4.2    Shares may be authorized and unissued Shares or treasury Shares.

         4.3 The maximum number of Shares that may be awarded pursuant to the Contingent or Restricted Stock Award provisions of Sections 9 and 10 shall be 25% of the total Shares authorized for issuance under the Plan.

         4.4 Except as provided herein, any Shares subject to an Option or right for which any reason expires or is terminated unexercised as to such Shares shall again be available under the Plan.

5.       PARTICIPANTS

         5.1 Awards permitted pursuant to the Plan may only be made to Employees.

6.       AWARDS UNDER THE PLAN

         6.1 Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and Incentive Stock Options), Contingent Stock, Restricted Stock, and SARs, or such other forms as the Committee may in its discretion deem appropriate but in any event which are consistent with the Plan's purpose, including any combination of the above.

         6.2 Prior to the Restructure the maximum number of Awards that may be awarded to any one person during the life of the Plan shall be 60,000 Shares and on and after the Restructure the maximum number of Awards that may be awarded to any one person during the life of the Plan shall be 300,000 Shares. Prior to the Restructure the maximum number of Shares with respect to which Options or rights may be granted during a calendar year to any Employee is 60,000 Shares and on and after the Restructure the maximum number of Shares with respect to


                                  Exhibit B-6

                                                                       Exhibit B

which Options or rights may be granted during a calendar year to any Employee is 300,000 Shares.

7.       STOCK OPTIONS

         7.1 The Committee in its sole discretion may designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option except to the extent the Committee determines in writing otherwise.

         7.2 Options granted pursuant to the Plan shall be authorized by the Committee under terms and conditions approved by the Committee, not inconsistent with this Plan or Exchange Act Rule 16b-3(c), and shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall contain or shall be subject to the following terms and conditions, whether or not such terms and conditions are specifically included therein:

                (a) The Option Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of such Share on the day the Option is granted, as determined by the Committee. The Option Price of a Nonqualified Stock Option issued prior to the IPO shall not be less than 100% of Book Value of such Share on the day the Option is granted, as determined by the Committee. The Option Price of a Nonqualified Stock Option issued on or after the IPO shall not be less than 50% of the Fair Market Value of such Share on the day the Option is granted, as determined by the Committee. The option agreement for a Nonqualified Stock Option at the Committee's sole discretion, may, but need not, provide for a reduction of the purchase price by dividends paid on a Share as long as the Option is outstanding and not exercised, but in no event shall this price be less than the par value of such Share.

                (b) Each option agreement shall state the period or periods of time, as may be determined by the Committee, within which the Option may be exercised by the participant, in whole or in part, provided such period shall not commence earlier than six months after the date of grant of the Option and not later than ten years after the date of the grant of the Option. The Committee shall have the power to permit in its discretion an acceleration of previously determined exercise terms, subject to the terms of this Plan, to the extent permitted by Exchange Act Rule 16b-3(c), and under such circumstances and upon such terms and conditions as deemed appropriate and which are not inconsistent with Exchange Act Rule 16b-3(c)(1).


                                  Exhibit B-7

                                                                       Exhibit B

                (c) Shares purchased pursuant to an option agreement shall be paid for in full at the time of purchase, either in the form of cash, common stock of the Company at Fair Market Value, or a combination thereof, as the Committee may determine.

                (d) Notwithstanding anything herein to the contrary, the aggregate Fair Market Value (determined as of the time the Option is granted) of Incentive Stock Options for any Employee which may become first exercisable in any calendar year shall not exceed $100,000.

                (e) Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted to any individual if, at the time the Option is to be granted, the individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless at the time such Option is granted the Option Price is at least 110% of the Fair Market Value of the stock subject to Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

                (f) Each Incentive Stock Option agreement shall contain such other terms, conditions and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as a tax-favored option within the meaning of Section 422 of the Code, or any amendment thereof, substitute therefor, or regulation thereunder. Subject to the limitations of Section 19, and without limiting any provisions hereof, the Committee shall have the power without further approval to amend the terms of any Option for Employees.

         7.3 If any Option is not granted, exercised, or held pursuant to the provisions applicable to an Incentive Stock Option, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with such provisions.

         7.4 An Option may be terminated (subject to any shorter periods set forth in an individual option agreement by the Committee, in its sole discretion) as follows:

                (a) During the period of continuous employment with the Company or Subsidiary, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

                (b) In the event of termination of employment for any reason, the Option will terminate upon the earlier of
                        (i) the full exercise of the Option, (ii) the expiration of the Option by its terms, or (iii) except as provided in 7.4(c), no more than three years (three months for Incentive Stock Options) following the date of employ-ment termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment except with respect to an Incentive Stock Option as required to comply with Code
                        Section 422 and the regulations issued thereunder.


                                  Exhibit B-8

                                                                       Exhibit B

                (c) If an Optionee's employment terminates by reason of death or Permanent and Total Disability prior to the termination of an Option, such Option may be exercised to the extent that the Optionee shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Optionee, the estate of the Optionee or the person or persons to whom the Option may have been transferred by will or by the laws of descent and distribution for the period set forth in the Option, but no more than three years following the date of such death or disability, provided, however, with respect to an Incentive Stock Option, such right must be exercised, if at all, within one year after the date of such death or disability.

8.       STOCK APPRECIATION RIGHTS

         8.1 SARs shall be evidenced by SAR agreements in such form, and not inconsistent with this Plan or Exchange Act Rule 16b-3(c)(1), as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions as discussed in Sections 8.2 through 8.4.

         8.2 An SAR may be granted in connection with an Option and shall entitle the Grantee, subject to such terms and conditions determined by the Committee, to receive, upon surrender of the Option, all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares at the time of the surrender, as determined by the Committee, over (ii) 100% of the Fair Market Value of such Shares at the time the Option was granted less any dividends paid while the Option was outstanding but unexercised.

         8.3 SARs shall be granted for a period of not less than six months nor more than ten years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant, subject to the following:

                (a) No SAR shall be exercisable, in whole or in part, during the six-month period starting with the date of grant; and

                (b) SARs will be exercisable only during a Grantee's employment by the Company or a Subsidiary, except that in the discretion of the Committee an SAR may be made exercisable for up to three months after the Grantee's employment is terminated for any reason other than death, retirement or disability. In the event that a Grantee's employment is terminated as a result of death, retirement or disability without having fully exercised such Grantee's SARs, the Grantee or such Grantee's beneficiary may have the right to exercise the SARs during their term within a period of 24 months after the date of such termination to the extent that the right was exercisable at the date of such termination, or during such other period and subject to such terms as may be determined by the Committee. The Committee in its sole discretion may reserve the right to accelerate previously determined exercised terms,


                                  Exhibit B-9

                                                                       Exhibit B

                        within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

                (c) The Committee shall establish such additional terms and conditions, without limiting the foregoing, as it determines to be necessary or desirable to avoid "short-swing" trading liability in connection with an SAR within the meaning of Section 16(b) of the Exchange Act.

         8.4 Upon exercise of an SAR, payment shall be made in the form of common stock of the Company (at Fair Market Value on the date of exercise), cash, or a combination thereof, as the Committee may determine.

9.       CONTINGENT STOCK AWARDS

         9.1 Contingent Stock Awards under the Plan shall be evidenced by Contingent Stock agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the terms and conditions described in Sections 9.2 through 9.5.

         9.2 The Committee shall determine the amount of Contingent Stock Award to be granted to an Employee based on the expected impact the Employee can have, or actually has had, on the financial well being of the Company and other factors deemed by the Committee to be appropriate.

         9.3 Contingent Stock Awards made pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation, substantial risks of forfeiture and/or attainment of performance objectives, and for such period or periods (in excess of six months) as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period (so long as the minimum six-month period is retained) with respect to any part or all of the Award to any participant. The Committee shall have the power to make a Contingent Stock Award that is not subject to vesting or any other contingencies in recognition of an Employee's prior service and financial impact on the Company.

         9.4 The agreement shall specify the terms and conditions upon which any restrictions on the right to receive Shares representing Contingent Stock Awards under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Shares shall be issued to the participant or such participant's legal representative.

         9.5 In the event of a participant's termination of employment for any reason prior to the lapse of restrictions applicable to a Contingent Stock Award made to such participant and unless otherwise provided for herein by this Plan or as provided for in the Contingent Stock agreement, all rights to Shares as to which there still remain unlapsed restrictions shall be forfeited by such participant to the Company without payment or any consideration by the Company, and neither the participant nor any successors, heirs, assigns or personal representatives of such participants shall thereafter have any further rights or interest in such Shares.


                                  Exhibit B-10

                                                                       Exhibit B

 10.      RESTRICTED STOCK AWARD

         10.1 Restricted Stock Awards under the Plan shall be evidenced by Restricted Stock agreements in such form, and not inconsistent with this Plan, as the Committee shall approve from time to time, which agreements shall contain in substance the terms and conditions described in Sections 10.2 through 10.6.

         10.2 The Committee shall determine the amount of a Restricted Stock Award to be granted to an Employee based on the past or expected impact the Employee has had or can have on the financial well-being of the Company and other factors deemed by the Committee to be appropriate.

         10.3 Restricted Stock Awards made pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation, substantial risks of forfeiture and/or attainment of performance objectives, and for such period or periods (in excess of six months) as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period (so long as the minimum six-month period is retained) with respect to any part or all of the Award to any participant. Upon issuance of a Restricted Stock Award, Shares will be issued in the name of the recipient. During the restriction period, recipient shall have the rights of a shareholder for all such Shares of Restricted Stock, including the right to vote and the right to receive dividends thereon as paid.

         10.4 Each certificate evidencing stock subject to Restricted Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such Shares may be held in custody by a bank or other institution, or that the Company may itself hold such Shares in custody, until the restrictions thereon shall have lapsed and may require as a condition of any Award that the recipient shall have delivered a stock power endorsed in blank relating to the stock covered by such Award.

         10.5 The Restricted Stock agreement shall specify the terms and conditions upon which any restrictions on the right to receive shares representing Restricted Stock awarded under the Plan shall lapse as determined by the Committee. Upon the lapse of such restrictions, Shares which have not been delivered to the recipient or such recipient's legal representative shall be delivered to such participant or such participant's legal representative.

         10.6 In the event of a participant's termination of employment for any reason prior to the lapse of restrictions applicable to a Restricted Stock Award made to such participant and unless otherwise provided for herein by this Plan or as provided for in the Restricted Stock agreement, all rights to Shares as to which there remain unlapsed restrictions shall be forfeited by such participant to the Company without payment or any consideration by the Company, and neither the participant nor any successors, heirs, assigns or personal representatives of such participant shall thereafter have any further rights or interest in such Shares.


                                  Exhibit B-11

                                                                       Exhibit B

 11. OTHER PROVISIONS RELATING TO CONTINGENT AND RESTRICTED STOCK AWARDS AND STOCK OPTIONS

         11.1 Notwithstanding any other provisions to the contrary in Sections 7, 9, or 10 or elsewhere in this Plan, the additional provisions described in Sections 11.1 and 11.2 shall apply to Contingent and Restricted Stock Awards and to stock option Awards (except that Section 11.2 shall only apply to Contingent and Restricted Stock Awards).

         11.2 If a recipient of a Contingent or Restricted Stock Award has his or her employment terminated and his or her salary continued through an employment agreement, severance program or other comparable arrangement, then any contingencies and restrictions which are satisfied or which would have been satisfied during the period for which the recipient's salary is to be continued, irrespective of form, will be deemed to have been satisfied, and such Shares of Contingent and/or Restricted Stock shall be issued and delivered to the recipient or such recipient's legal representative no later than the expiration of the salaries continuation program.

         11.3 Upon a Change in Control, all Options, Contingent Stock Awards, Restricted Stock Awards, and SARs will automatically vest as of that date and all restrictions or contingencies will be deemed to have been satisfied.

         11.4 The Committee may provide in any individual agreement in connection with an Award that upon a Change in Control the Executive may have a period of time to exercise such Award which period does not exceed its original term.

12.      GENERAL RESTRICTIONS

         12.1 The Plan and each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of Shares, is necessary or desirable as a condition of, or in connection with the Plan or the granting of such Award or the issue or purchase of Shares of common stock thereunder, the Plan will not be effective and/or the Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

13.      RIGHTS OF A SHAREHOLDER

         13.1 The recipient of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Shares of common stock are issued to such recipient, except for the rights provided in
Section 11 of this Plan as it pertains to Restricted Stock Awards.


                                  Exhibit B-12

                                                                       Exhibit B

 14.      RIGHTS TO TERMINATE EMPLOYMENT

         14.1 Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or its subsidiary or affect any right which the Company or its subsidiary may have to terminate the employment of such participant.

15.      WITHHOLDING OF TAXES

         15.1 Whenever the Company proposes, or is required, to issue or transfer Shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount, or a number of shares, sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

16.      NONASSIGNABILITY

         16.1 No Award or benefit under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution. During the life of the recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative.

17.      NON-UNIFORM DETERMINATIONS

         17.1 The Committee's determination under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and conditions of such Awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

18.      ADJUSTMENTS

         18.1 In the event of any change in the outstanding common stock of the Company by reason of the Restructure, a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of Shares or the like, the Committee shall adjust the number of Shares of common stock which may be issued under the Plan and shall provide for an equitable adjustment of any outstanding Award or Shares issuable pursuant to an outstanding Award under this Plan.


                                  Exhibit B-13

                                                                       Exhibit B

 19.      AMENDMENT

         19.1 The Plan may be amended by the Board, without Shareholder approval, at any time in any respect, unless Shareholder approval of the amendment in question is required under Florida law, the Code, any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify, any national securities exchange system on which the Shares are then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or any other applicable laws, rules or regulations.

         19.2 The termination or modification or amendment of the Plan shall not, without the consent of a participant, affect a participant's rights under an Award previously granted. Notwithstanding the foregoing, however, the corporation reserves the right to terminate the Plan in whole or in part, at any time and for any reason, provided that full and equitable compensation is made to participants with respect to Awards previously granted.

20.      EFFECT ON OTHER PLAN

         20.1 Participation in this Plan shall not affect a participant's eligibility to participate in any other benefit or incentive plan of the Company, and any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided.

21.      DURATION OF PLAN

         21.1 The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of Shares or the payment of cash, but no Awards shall be granted more than ten years after the date the Plan is adopted by the Company.

22.      FUNDING OF THE PLAN

         22.1 This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and payment of Awards shall be on the same basis as the claims of the Company's general creditors. In no event shall interest be paid or accrued on any Award including unpaid installments of Awards.

23.      GOVERNING LAW

         23.1 The laws of the State of Florida shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions.



                                  Exhibit B-14

                                                                       Exhibit B

                              FIRST AMENDMENT TO THE
                      FLORIDA PHYSICIANS INSURANCE COMPANY
                             OMNIBUS INCENTIVE PLAN

         This First Amendment to the Florida Physicians Insurance Company Omnibus Incentive Plan (the "Plan") is made effective as of March 16, 1996.

         1.     Section 2.1(v) of the Plan shall be amended to read as follows:

                "(v) 'Plan' means Omnibus Incentive Plan, as evidenced herein and as amended from time to time."

         All provisions of the Plan not specifically mentioned in this First Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this First Amendment.

                             SECOND AMENDMENT TO THE
                             OMNIBUS INCENTIVE PLAN

         This Second Amendment to the Omnibus Incentive Plan (the "Plan") is made effective as of September 14, 1997.

         1.     Section 4.1 of the Plan shall be amended to read as follows:

                "4.1 The aggregate number of Shares which may be issued under Options granted pursuant to the Plan shall not exceed in the aggregate 1,165,000 Shares."

         All provisions of the Plan not specifically mentioned in this Second Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Second Amendment.

                              1999 AMENDMENT TO THE
                             OMNIBUS INCENTIVE PLAN

         This 1999 Amendment to the Omnibus Incentive Plan (the "Plan") is made effective as of June 8, 1999.

                1. Section 4.1 of the Plan shall be amended to read as follows:

                        "4.1 The aggregate number of Shares which may be issued under Options granted pursuant to the Plan shall not exceed 1,665,000 Shares."

                2. Section 6.2 of the Plan shall be amended to read as follows:

                        "6.2 The maximum number of Awards that may be awarded to any one person during the life of the Plan shall be 600,000 Shares."

                3. Section 16.1 shall be amended by the addition of the following sentence at the end of such Section:


                                  Exhibit B-15

                        "Notwithstanding the foregoing, under certain circumstances The Committee may grant (or sanction by amending an existing grant) Nonqualified Stock Options which may be transferred by the Optionee during his or her lifetime to any member of his or her immediate family or a trust established for the exclusive benefit of one or more members of his or her immediate family or to a former spouse pursuant to a domestic relations order. For purposes of this Section, the term "immediate family" is defined as an Optionee's spouse, children, stepchildren, grandchildren (including relationships arising from legal adoption), and parents."

         All provisions of the Plan not specifically mentioned in this 1999 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.

                              2000 AMENDMENT TO THE
                             OMNIBUS INCENTIVE PLAN

         This 2000 Amendment to the Omnibus Incentive Plan (the "Plan") is made effective as of June 7, 2000.

                  Section 4.1 of the Plan shall be amended to read as follows:

                           "4.1 The aggregate number of Shares that may be issued under Options granted pursuant to the Plan shall not exceed 1,865,000 Shares."

         All provisions of the Plan not specifically mentioned in this 2000 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.


                                  Exhibit B-16

                                                                       Exhibit B

                               2001 AMENDMENT TO THE
                             OMNIBUS INCENTIVE PLAN

         This 2001 Amendment to the Omnibus Incentive Plan (the "Plan") is made effective as of June 6, 2001.

                  Section 4.1 of the Plan shall be amended to read as follows:

                           "4.1 The aggregate number of Shares that may be issued under Options granted pursuant to the Plan shall not exceed 2,088,000 shares."

         All provisions of the Plan not specifically mentioned in this 2001 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.


                                    PROPOSED
                              2002 AMENDMENT TO THE
                             OMNIBUS INCENTIVE PLAN

         This 2002 Amendment to the Omnibus Incentive Plan (the "Plan") is made effective as of June 5, 2002, subject to shareholder approval at the 2002 Annual Meeting of Shareholders.

                  Section 4.1 of the Plan shall be amended to read as follows:

                           "4.1 The aggregate number of Shares that may be issued under Options granted pursuant to the Plan shall not exceed 2,288,000 shares."

         All provisions of the Plan not specifically mentioned in this 2002 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.




                                  Exhibit B-17